================================================================================


                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                      among

                          SWISHER INTERNATIONAL, INC.,
                        SWISHER INTERNATIONAL GROUP INC.


                               The Several Lenders
                        from Time to Time Parties Hereto,


                           BANK OF BOSTON CONNECTICUT,
                             as Administrative Agent

                                       and

                                SOCIETE GENERALE,
                             as Documentation Agent


                          Dated as of October 28, 1996


================================================================================

                            TABLE OF CONTENTS

                                                                    Page
                                                                    ----

SECTION 1.  DEFINITIONS..............................................  2
      1.1   Defined Terms............................................  2
      1.2   Other Definitional Provisions............................ 21

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS.......................... 21
      2.1   Revolving Credit Commitments............................. 21
      2.2   Procedure for Revolving Credit Borrowing................. 22
      2.3   Commitment Fee........................................... 22
      2.4   Termination or Reduction of Revolving Credit Commitments. 23
      2.5   Term Loans............................................... 23
      2.6   Procedure for Term Loan Borrowing........................ 24
      2.7   Swing Line Commitment.................................... 24
      2.8   Repayment of Loans; Evidence of Debt..................... 25
      2.9   Optional Prepayments..................................... 27
      2.10  Mandatory Prepayments.................................... 28
      2.11  Conversion and Continuation Options...................... 29
      2.12  Minimum Amounts and Maximum Number of Tranches........... 30
      2.13  Interest Rates and Payment Dates......................... 30
      2.14  Computation of Interest and Fees......................... 31
      2.15  Inability to Determine Interest Rate..................... 31
      2.16  Pro Rata Treatment and Payments.......................... 32
      2.17  Illegality............................................... 33
      2.18  Requirements of Law...................................... 33
      2.19  Taxes.................................................... 34
      2.20  Indemnity................................................ 36
      2.21  Fees..................................................... 37
      2.22  Letters of Credit........................................ 37

SECTION 3.  REPRESENTATIONS AND WARRANTIES........................... 39
      3.1   Financial Condition...................................... 39
      3.2   No Change................................................ 40
      3.3   Corporate Existence; Compliance with Law................. 40
      3.4   Corporate Power; Authorization; Enforceable Obligations.. 40
      3.5   No Legal Bar............................................. 41
      3.6   No Material Litigation................................... 41
      3.7   No Default............................................... 41
      3.8   Ownership of Property; Liens............................. 41
      3.9   Intellectual Property.................................... 42

      3.10  No Burdensome Restrictions............................... 42
      3.11  Taxes.................................................... 42
      3.12  Federal Regulations...................................... 42
      3.13  ERISA.................................................... 43
      3.14  Investment Company Act; Other Regulations................ 43
      3.15  Subsidiaries............................................. 43
      3.16  Purpose of Loans......................................... 43
      3.17  Environmental Matters.................................... 43
      3.18  Solvency................................................. 44
      3.19  Security Documents....................................... 45
      3.20  Regulation H............................................. 45
      3.21  Accuracy of Information.................................. 45

SECTION 4.  CONDITIONS PRECEDENT..................................... 46
      4.1   Conditions to Initial Loans.............................. 46
      4.2   Conditions to Each Loan.................................. 48

SECTION 5.  AFFIRMATIVE COVENANTS.................................... 48
      5.1   Financial Statements..................................... 48
      5.2   Certificates; Other Information.......................... 49
      5.3   Payment of Obligations................................... 50
      5.4   Maintenance of Existence................................. 50
      5.5   Maintenance of Property; Insurance....................... 50
      5.6   Inspection of Property; Books and Records; Discussions... 51
      5.7   Notices.................................................. 51
      5.8   Environmental Laws....................................... 52
      5.9   Additional Subsidiaries.................................. 52
      5.10  After-Acquired Property.................................. 53
      5.11  Foreign Subsidiary....................................... 53
      5.12  Interest Rate Protection................................. 54

SECTION 6.  NEGATIVE COVENANTS....................................... 54
      6.1   Financial Condition Covenants............................ 54
      6.2   Limitation on Indebtedness............................... 56
      6.3   Limitation on Liens...................................... 57
      6.4   Limitation on Guarantee Obligations...................... 58
      6.5   Limitation on Fundamental Changes........................ 58
      6.6   Limitation on Sale of Assets............................. 58
      6.7   Limitation on Dividends.................................. 59
      6.8   Limitation on Investments, Loans and Advances............ 60

      6.9   Limitation on Optional Payments and Modifications
               of Debt Instruments................................... 60
      6.10  Limitation on Transactions with Affiliates............... 60
      6.11  Limitation on Sales and Leasebacks....................... 60
      6.12  Limitation on Changes in Fiscal Year..................... 61
      6.13  Limitation on Negative Pledge Clauses.................... 61
      6.14  Limitation on Lines of Business.......................... 61

SECTION 7.  EVENTS OF DEFAULT........................................ 61

SECTION 8.  GUARANTEE................................................ 64
      8.1   Guarantee................................................ 64
      8.2   Obligations Unconditional................................ 64
      8.3   Reinstatement............................................ 66
      8.4   Remedies................................................. 66
      8.5   Continuing Guarantee..................................... 67
      8.6   No Subrogation........................................... 67

SECTION 9.  ADMINISTRATIVE AGENT AND DOCUMENTATION AGENT............. 67
      9.1   Appointment.............................................. 67
      9.2   Delegation of Duties..................................... 68
      9.3   Exculpatory Provisions................................... 68
      9.4   Reliance by Administrative Agent......................... 68
      9.5   Notice of Default........................................ 69
      9.6   Non-Reliance on Administrative Agent, and Other Lenders.. 69
      9.7   Indemnification.......................................... 70
      9.8   Administrative Agent in Its Individual Capacity.......... 70
      9.9   Successor Administrative Agent........................... 70
      9.10  The Documentation Agent.................................. 71

SECTION 10. MISCELLANEOUS............................................ 71
      10.1  Amendments and Waivers................................... 71
      10.2  Notices.................................................. 72
      10.3  No Waiver; Cumulative Remedies........................... 72
      10.4  Survival of Representations and Warranties............... 73
      10.5  Payment of Expenses and Taxes............................ 73
      10.6  Successors and Assigns; Participation and Assignments.... 74
      10.7  Adjustments; Set-off..................................... 76
      10.8  Counterparts............................................. 77
      10.9  Severability............................................. 77
      10.10 Integration.............................................. 77
      10.11 GOVERNING LAW............................................ 77

      10.12 Submission To Jurisdiction; Waivers...................... 77
      10.13 Acknowledgments.......................................... 78
      10.14 WAIVERS OF JURY TRIAL.................................... 78
      10.15 Confidentiality.......................................... 79

SCHEDULES

Schedule 1           Lenders' Commitments and Addresses for Notices
Schedule 3.1         Liabilities
Schedule 3.6         Litigation
Schedule 3.8         Properties
Schedule 3.13        ERISA Matters
Schedule 3.19(c)     Mortgage Filing Offices
Schedule 6.4(a)      Guarantee Obligations

EXHIBITS

Exhibit A-1          Form of Revolving Credit Note
Exhibit A-2          Form of Term Note A
Exhibit A-3          Form of Term Note B
Exhibit A-4          Form of Swing Line Note
Exhibit B            Form of Amended and Restated Subsidiaries Guarantee
Exhibit C-1          Form of Amended and Restated Borrower Security
                     Agreement
Exhibit C-2          Form of Amended and Restated Subsidiaries Security
                     Agreement
Exhibit D-1          Form of Amended and Restated Parent Stock Pledge
                     Agreement
Exhibit D-2          Form of Amended and Restated Borrower Stock Pledge
                     Agreement
Exhibit D-3          Form of Amended and Restated Subsidiaries Note Pledge
                     Agreement
Exhibit E            Form of Amendment, Affirmation and Consent
Exhibit F            Form of Borrowing Certificate
Exhibit G            Form of Legal  Opinion of Schnader,  Harrison,  Segal
                     & Lewis
Exhibit H            [Intentionally Left Blank]
Exhibit I            Form of Swing Line Loan Participation Certificate
Exhibit J            Form of Assignment and Acceptance
Exhibit K            Form of Solvency Certificate

      SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 28, 1996, among (i) SWISHER INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), (ii) SWISHER INTERNATIONAL GROUP INC., formerly known as Royal American Holding Corporation, a Delaware corporation and the direct parent of the Borrower (the "Parent"), (iii) the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), (iv) SOCIETE GENERALE, as Documentation Agent and (v) BANK OF BOSTON CONNECTICUT, a Connecticut banking corporation, as administrative agent for the Lenders hereunder (in such capacity, as more fully defined in Section 1.1, the "Administrative Agent").

                                    Recitals

      A. The Borrower, the Parent, Holdings, the Lenders parties thereto, Societe Generale and the Administrative Agent entered into the Existing Credit Agreement pursuant to which the Lenders established in favor of the Borrower a $35 million revolving credit facility (including thereunder a $5 million swing line loan facility) and a $126,875,000 term loan facility.

      B. The Borrower, the Parent, the Lenders and the Administrative Agent have agreed to enter into this Second Amended and Restated Credit Agreement to (i) modify the credit facilities provided for in the Existing Credit Agreement based on the terms requested by the Borrower and (ii) make certain changes to the Existing Credit Agreement.

      C. The Administrative Agent has arranged a syndicate of lenders to make the Loans. The Lenders are willing to make the Loans described below based on the terms and conditions set forth in this Second Amended and Restated Credit Agreement.

                            Amendment and Restatement

      The Borrower, the Parent, the Lenders and the Administrative Agent hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended and restated in their entirety by the terms and conditions of this Agreement and the terms and provisions of the Existing Credit Agreement shall be superseded by this Agreement.

      Notwithstanding the amendment and restatement of the Existing Credit Agreement by this Agreement, the Borrower, the Parent and Holdings shall continue to be liable to the Administrative Agent and the Lenders with respect to agreements and obligations on the part of the Borrower, the Parent and Holdings under the Existing Credit Agreement to indemnify and hold harmless the Administrative Agent and the Lenders from and against all claims, demands, liabilities, damages, losses, costs, charges and expenses to which the

Administrative Agent and the Lenders may be subject arising in connection with the Existing Credit Agreement.

      Notwithstanding the amendment and restatement of the Existing Credit Agreement by this Agreement, all of the indebtedness, liabilities and obligations owing by the Borrower under the Existing Credit Agreement shall continue to be secured by the "Collateral" (as defined in the Existing Credit Agreement) and the Borrower acknowledges and agrees that such "Collateral" remains subject to a security interest in favor of Bank of Boston Connecticut in its capacity as Administrative Agent hereunder for the benefit of the Lenders and to secure the obligations of the Borrower re-evidenced by this Agreement.

      This Agreement is given as a substitution, and not as payment, of the obligations of the Borrower under the Existing Credit Agreement and is not intended to constitute a novation of the Existing Credit Agreement. All "Revolving Credit Loans" (as defined in the Existing Credit Agreement) which are outstanding and owing by the Borrower under the Existing Credit Agreement as of the Closing Date, as determined by the Administrative Agent, shall constitute Revolving Credit Loans hereunder, all "Term Loans" (as defined in the Existing Credit Agreement) which are outstanding and owing by the Borrower under the Existing Credit Agreement as of the Closing Date, as determined by the Administrative Agent, shall constitute the A Term Loan hereunder, and all "Swing Line Loans" (as defined in the Existing Credit Agreement) which are outstanding and owing by the Borrower under the Existing Credit Agreement as of the Closing Date, as determined by the Administrative Agent, shall constitute Swing Line Loans hereunder.

                                    Agreement

      In consideration of the premises and the covenants herein set forth, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

      1.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

      "A Term Loan": as defined in Section 2.5.

      "Administrative Agent": Bank of Boston Connecticut, together with its affiliates, as the agent for the Lenders under this Agreement and the other Loan Documents.

      "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 5% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

      "Agreement": this Second Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

      "AMPCo": American Maize - Products Company, a Maine corporation.

      "AMPCo Equity Interest": the 12% of the common stock of Holdings owned by AMPCo.

      "Amendment, Affirmation and Consent": the Amendment, Affirmation and Consent dated as of the date hereof among the Borrower, the Parent, the Lenders and the Administrative Agent, substantially in the form of Exhibit E.

      "Amendment Fee": an amount equal to 0.125% of each Lender's Commitments (other than with respect to Swing Line Loans) under this Agreement up to the amount of such Lender's Original Commitment Level.

      "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

                     A Term Loan and Revolving Credit Loans

Ratio of Indebtedness to EBITDA     Base Rate Loans         Eurodollar Loans
-------------------------------     ---------------         ----------------

Greater than or equal to 3.25
to 1                                     1.00%                   2.50%
Greater than or equal to 3.00
to 1 and less than 3.25 to 1             0.75%                   2.25%
Greater than or equal to 2.50
to 1 and less than 3.00 to 1             0.50%                   2.00%

Greater than or equal to 2.00
to 1 and less than 2.50 to 1             0.25%                   1.75%

Less than 2.00 to 1                      0.00%                   1.25%

                                   B Term Loan

Ratio of Indebtedness to EBITDA     Base Rate Loans    Eurodollar Loans
-------------------------------     ---------------    ----------------

Greater than or equal to 3:25 to 1      1.50%                3.00%
Greater than or equal to 3:00 to 1
and less than 3:25 to 1                 1.25%                2.75%
Greater than or equal to 2:50 to 1
and less than 3:00 to 1                 1.00%                2.50%
Greater than or equal to 2:00 to 1
and less than 2:50 to 1                 0.75%                2.25%
Less than 2:00 to 1                     0.50%                1.75%

      For purposes of the foregoing, any change in the Applicable Margin based on a change in the ratio of Indebtedness to EBITDA shall be effective for all purposes on and after the date of delivery to the Administrative Agent of the certificate required under Section 5.2(b)(ii) hereof (except that with respect to the B Term Loan, such change, if any, shall be effective commencing with the results of the Borrower for the third quarter 1996, and may change based on the results of the Borrower for each succeeding quarter). Any change in the Applicable Margin due to a change in the ratio of Indebtedness to EBITDA shall be effective on the effective date of such change in the ratio and shall apply to all Eurodollar Loans made on or after the commencement of the period (and to Base Rate Loans that are outstanding at any time during the period) commencing on the effective date of such change in the ratio of Indebtedness to EBITDA and ending on the date immediately preceding the effective date of the next such change in the ratio of Indebtedness to EBITDA.

      "Application": an application by the Borrower, in a form and containing terms and provisions acceptable to the Issuing Lender, for the issuance by the Issuing Lender of a Letter of Credit.

      "Asset Sale": any sale, sale-leaseback, or other disposition by the Parent, the Borrower or any Subsidiary thereof of any of its property or assets, including the stock of any Subsidiary of Parent.

      "Assignee": as defined in Section 10.6(c).

      "Available Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Revolving Credit Commitment over (b) the sum of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (ii) such Lender's Revolving Credit Commitment Percentage of the aggregate unpaid principal amount at such time of all Swing Line Loans, and (iii) such Lender's Revolving Credit Commitment Percentage of Letter of Credit Obligations.

      "B Term Loan Commitment Fee": 0.50% per annum.

      "B Term Loan Draw Date": June 12, 1996.

      "B Term Loan": as defined in Section 2.5.

      "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by The First National Bank of Boston as its base rate in effect at its principal office in Boston (the Prime Rate not being intended to be the lowest rate of interest charged by The First National Bank of Boston in connection with extensions of credit to debtors); and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

      "Base Rate Loans": Loans the rate of interest applicable to which is based upon the Base Rate.

      "Borrower": as defined in the introductory paragraph hereto.

      "Borrower Mortgages": the Mortgages, Leasehold Mortgages, Deeds of Trust and Deeds to Secure Debt previously executed and delivered by the Borrower on the Original Closing Date, as modified by the Mortgage Modification Agreements covering the Fee Properties and the Wheeling, West Virginia, leasehold listed on
Schedule 3.8, as the same may be amended, supplemented or otherwise modified from time to time.

      "Borrower Security Agreement": the Amended and Restated Security Agreement dated April 9, 1996, to be effective as of April 12, 1996, substantially in the form of Exhibit C-1, as the same may be amended, supplemented or otherwise modified from time to time.

      "Borrower Security Documents": the collective reference to the Borrower Security Agreement, the Borrower Stock Pledge Agreement and the Borrower Mortgages and any other document that may at any time be delivered to the Administrative Agent as security for any Loan Party's obligations hereunder or under any other Loan Document, as any of the foregoing may be amended, supplemented or otherwise modified from time to time.

      "Borrower Stock Pledge Agreement": the Amended and Restated Borrower Stock Pledge Agreement dated April 9, 1996, to be effective as of April 12, 1996, substantially in the form of Exhibit D-2, as the same may be amended, supplemented or otherwise modified from time to time.

      "Borrowing Date": any Business Day specified in a notice pursuant to
Section 2.2, 2.6 or 2.7(a) as a date on which the Borrower requests the Lenders to make Loans hereunder.

      "Business": as defined in Section 3.17(b).

      "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City and Stamford, Connecticut, are authorized or required by law to close.

      "Capital Stock": any and all shares, interests, participation or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

      "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause
(b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Rating Group ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's (or the equivalent rating by either such rating agency for such type of securities),
(f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

      "Cash Flow": for any period, Net Income for such period, plus the sum of
(i) depreciation expense and amortization expense deducted from earnings in determining such Net Income, (ii) the net increase during such period (if any) in deferred tax accounts and (iii) Interest Expense and minus the sum of (i) the net decrease during such period (if any) in deferred tax accounts and (ii) the aggregate amount actually paid in cash during such period on account of capital expenditures permitted hereunder (but only to the extent not financed by capital contributions), in each case, determined on a consolidated basis in accordance with GAAP.

      "Closing Date": the date on which the conditions precedent set forth in
Section 4.1 with respect to the making of the Revolving Loans, the A Term Loan and the B Term Loan shall be satisfied.

      "Code": the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral": all assets of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

      "Commitment": as to any Lender, such Lender's Swing Line Commitment (if any), Revolving Credit Commitment and Term Loan Commitment, collectively.

      "Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Commitment (or Revolving Credit Commitment or Term Loan Commitment, as the context may require) (other than the Swing Line Commitment) then constitutes of the aggregate Commitments (or Revolving Credit Commitments or Term Loan Commitments, respectively) (other than the Swing Line Commitment) or, at any time after such Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans (or Revolving Credit Loans or Term Loans, respectively) (including, in the case of Revolving Credit Loans, such Lender's Revolving Credit Commitment Percentage of the aggregate unpaid principal amount at such time of all Swing Line Loans) then outstanding constitutes of the aggregate principal amount of the Loans (or Revolving Credit Loans (and Swing Line Lines) or Term Loans, respectively) then outstanding.

       "Commitment Period": the period from and including the date hereof to but not including the Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

      "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

      "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

      "Current Assets": at the date of determination, all assets of Holdings which, in accordance with GAAP, would be classified on a consolidated balance sheet of Holdings as current assets other than cash.

      "Current Liabilities": at the date of determination, all liabilities of Holdings which, in accordance with GAAP, would be classified on a consolidated balance sheet of Holdings as current liabilities, other than the current portion of Indebtedness permitted hereunder.

      "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

      "Documentation Agent": Societe Generale, in its capacity as Documentation Agent.

      "Dollars" and "$": dollars in lawful currency of the United States of America.

      "Domestic Subsidiary": any Subsidiary which is not a Foreign Subsidiary.

      "EBITDA": for any period, the sum of (i) Net Income for such period, (ii) Interest Expense for such period and (iii) the amount of taxes, depreciation and amortization deducted from earnings in determining such Net Income.

      "Environmental Laws": any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as may have previously been, now are or may at any time hereafter be in effect.

      "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

      "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate of interest determined on the basis of the rate for deposits in dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate Service as of 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate Service (or otherwise on such service), the "Eurodollar Base Rate" shall be determined by reference to such other publicly available service for displaying Eurodollar rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, the "Eurodollar Base Rate" shall instead be the rate per annum equal to the rate at which the Administrative Agent is offered dollar deposits at or about 10:00 a.m., New York City time, two (2) Business Days prior to the beginning of such Interest Period in the interbank Eurodollar market where the Eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

      "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

      "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/l00th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

      "Eurodollar Tranche": the collective reference to Eurodollar Loans for then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

      "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

      "Excess Cash Flow": for any period, Cash Flow for such period, plus the net decrease during such period (if any) in Working Capital and minus the sum of
(i) the net increase during such period (if any) in Working Capital and (ii) scheduled principal payments on Indebtedness of the Parent and its Subsidiaries not prohibited hereunder during such period; notwithstanding the foregoing, any proceeds which the Borrower receives in connection with the survivorship insurance policy no. 1179512G issued by Security Connecticut owned by the Borrower on the lives of William Ziegler, III ("Mr. Ziegler") and Jane Ziegler ("Mrs. Ziegler") shall be excluded from Excess Cash Flow to the extent, and only to the extent, that the Borrower utilizes such proceeds to purchase all or a portion of the then outstanding Capital Stock of Holdings owned by the survivor of Mr. Ziegler and Mrs. Ziegler.

      "Existing Credit Agreement": the Amended and Restated Credit Agreement dated April 9, 1996, to be effective as of April 12, 1996, among the Borrower, the Parent, Holdings, the Lenders, Societe Generale, as Documentation Agent, and Bank of Boston Connecticut, as Administrative Agent, as amended, modified or supplemented from time to time.

      "Existing Indebtedness": all Indebtedness outstanding under the 1995 Credit Agreement on the Original Closing Date.

      "Fee Property": as defined in Section 3.8.

      "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

      "Fixed Charges": for any period, the sum of:

            (a) Interest Expense;

            (b) required amortization of Indebtedness for the period involved and discount or premium relating to any such Indebtedness for any period involved, whether expensed or capitalized; and

            (c) all Restricted Payments made by the Parent or any Subsidiary during such period, in each case of the Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

      "Foreign Subsidiary": any Subsidiary of the Borrower which (a) is organized under the laws of any jurisdiction outside the United States of America or (b) conducts the major portion of its business outside of the United States of America.

      "Fronting Fee": an amount equal to one-eighth of one percent (0.125%) of the face amount of each Letter of Credit.

      "GAAP": generally accepted accounting principles in the United States of America in effect from time to time, except that in connection with any calculation of any amount referenced, directly or indirectly, in Section 6.1, "GAAP" shall mean generally accepted accounting principles in the United States of America on the date hereof consistent with those utilized in preparing the audited financial statements referred to in Section 3.1.


      "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

      "Guaranteed Obligations": as defined in Section 8.1.

      "Guarantees": the collective reference to the Parent Guarantee and the Subsidiaries Guarantee.

      "Guarantor": any Person delivering or making a Guarantee pursuant to this Agreement.

      "Holdings": Hay Island Holding Corporation, a Delaware corporation and the direct parent of the Parent.

      "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases,
(d) all obligations of such Person in respect of acceptances or letters of credit issued or created for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

      "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

      "Insolvent": pertaining to a condition of Insolvency.

      "Interest Expense": for any period, the amount of interest expense of Holdings and its Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP for such period.

      "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each March, June, September and December, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any

Eurodollar Loan having an Interest Period longer than three months, each day which is three months or a whole multiple thereof after the first day of such Interest Period and the last day of such Interest Period.

      "Interest Period": With respect to any Eurodollar Loan:

            (i) initially, the period commencing on the Closing Date and continuing through April 30, 1996; and

            (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

            (1) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

            (2) any Interest Period that would otherwise extend beyond the Termination Date or beyond the date final payment is due on the Term Loans shall end on the Termination Date or such date of final payment, as the case may be;

            (3) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

            (4) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

      "Interest Rate Hedge Agreements": all interest rate swaps, caps or collar agreements or similar arrangements entered into by the Borrower with the Administrative Agent providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

      "IPO" the initial public offering of equity securities by the Parent pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission on or about the Closing Date.

      "Issuing Lender": Bank of Boston Connecticut or any other Lender (with the prior consent and agreement of such Lender), each in its capacity as issuer of the Letters of Credit.

      "L/C Draft": a draft drawn on the Issuing Lender pursuant to a Letter of Credit.

      "Leased Property": as defined in Section 3.8.

      "Lenders": as defined in the introductory paragraph hereto.

      "Letter of Credit": any letter of credit issued by the Issuing Lender, in its discretion, on the Application of the Borrower.

      "Letter of Credit Fee": the amount equal to, from time to time, the Applicable Margin per annum for Eurodollar Loans constituting Revolving Credit Loans.

      "Letter of Credit Obligations": as to the Borrower, at any time of determination, an amount equal to the aggregate of undrawn amounts of all Letters of Credit plus the aggregate of all unpaid obligations of the Borrower to reimburse the Issuing Lender for amounts drawn under all Letters of Credit.

      "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

      "Loan": any loan made by any Lender pursuant to this Agreement.

      "Loan Documents": this Agreement, the Notes, the Guarantees, the Security Documents, the Applications and any other agreement or document executed or delivered in connection with the Letters of Credit and the Interest Rate Hedge Agreements.

      "Loan Parties": the Borrower, the Parent and each Subsidiary of the Borrower which is a party to a Loan Document.

      "Material Adverse Effect": a material adverse effect on, (a) the business, operations, property, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

      "Material Environmental Amount": an amount payable by the Parent and/or its Subsidiaries in excess of $1,000,000 for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

      "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under, or which could otherwise give rise to any liability under, any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

      "Mortgage Modification Agreements": the agreements pursuant to which the Mortgages were modified.

      "Mortgages": the collective reference to the Borrower Mortgages and each other Mortgage, Leasehold Mortgage, Deed of Trust and Deed to Secure Debt made after the date hereof pursuant to Section 5.10(a).

      "Multiemployer Plan": a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "Net Income": for any period, net income of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP (but in any case not including payments received by the Borrower or any Subsidiary in respect of the Wheeling Bonds).

      "Net Proceeds": the aggregate cash proceeds received by the Borrower or any Subsidiary thereof in respect of:

            (a) any Asset Sale; or

            (b) any cash payments received in respect of promissory notes delivered to the Borrower or such Subsidiary in respect of an Asset Sale;

in each case net of (without duplication) (A) the amount required to repay any Indebtedness (other than the Loans) secured by a Lien on any assets of the Parent, the Borrower or a Subsidiary of the Borrower that are collateral for any such debt securities or loans that are sold or otherwise disposed of in connection with such Asset Sale, (B) the reasonable expenses (including legal fees and brokers' and underwriters' commissions, lenders fees or credit enhancement fees, in any case, paid to third parties or, to the extent permitted hereby, Affiliates) incurred in effecting such issuance or sale and (C) any taxes reasonably attributable to such sale and reasonably estimated by the Parent, the Borrower or such Subsidiary to be actually payable.

      "Net Worth": as of the date of determination, all items which in conformity with GAAP would be included under shareholders' equity on a consolidated balance sheet of the Borrower at such date (including consistent treatment under EITF 88-16 on the Closing Date and thereafter).

      "Net Worth Increase Amount": the amount by which $40 million exceeds the Seller Purchase Amount.

      "Non-Excluded Taxes": as defined in Section 2.19(a).

      "Notes": the collective reference to the Swing Line Note, the Revolving Credit Notes and the Term Notes.

      "Original Commitment Level": for each Lender, such Lender's Commitments as of the Closing Date under the Existing Credit Agreement, as determined by the Administrative Agent.

      "Original Closing Date": April 9, 1996.

      "Parent": as defined in the introductory paragraph hereto.

      "Parent Guarantee": the guarantee of the Guaranteed Obligations by the Parent pursuant to Section 8.

      "Parent Stock Pledge Agreement": the Amended and Restated Stock Pledge Agreement dated April 9, 1996, to be effective as of April 12, 1996, substantially in the form of Exhibit D-1, as the same may be amended, supplemented or otherwise modified from time to time.

      "Participant": as defined in Section 10.6(b).

      "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

      "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

      "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "Pledge Agreements": collectively, the Stock Pledge Agreements and the Subsidiaries Note Pledge Agreement.

      "Pro Forma Balance Sheet": as defined in Section 3.1(b).

      "Properties": as defined in Section 3.17(a).

      "Refunded Swing Line Loans": as defined in Section 2.7(b).

      "Register": as defined in Section 10.6(d).

      "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

      "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

      "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty (30) day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss. 2615.

      "Required Lenders": at any time, Lenders the Commitment Percentages of which aggregate more than 51%.

      "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Responsible Officer": any of the chief executive officer, chief operating officer, president or, with respect only to financial matters, chief financial officer of the Borrower.

      "Restricted Payments": as defined in Section 6.7.

      "Revolving Credit Commitment": as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I, as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

      "Revolving Credit Commitment Fee": on and after any date specified below on which the Revolving Credit Commitment Fee is to be adjusted, the rate per annum set forth in the table below opposite the applicable ratio of Indebtedness to EBITDA:

    Ratio of Indebtedness to EBITDA         Revolving Credit Commitment Fee
    -------------------------------         -------------------------------

    Greater than or equal to 3.00 to 1                    0.500%

    Less than 3.00 to 1 or greater than
    or equal to 2.00 to 1                                 0.375%

    Less than 2.00 to 1                                   0.250%

      For purposes of the foregoing, any change in the Revolving Credit Commitment Fee based on a change in the ratio of Indebtedness to EBITDA shall be effective for all purposes on and after the date of delivery to the Administrative Agent of the certificate required under Section 5.2(b)(ii) hereof and such change shall be effective commencing on the effective date of such change in the ratio of Indebtedness to EBITDA and ending on the date immediately preceding the effective date of the next such change in the ratio of Indebtedness to EBITDA.

      "Revolving Credit Loans": as defined in Section 2.1(a).

      "Revolving Credit Note": as defined in Section 2.8(e).

      "Security Agreements": the collective reference to the Borrower Security Agreement and the Subsidiaries Security Agreement.

      "Security Documents": the collective reference to the Security Agreements, the Stock Pledge Agreements, the Subsidiaries Note Pledge Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower hereunder and under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

      "Seller Note": the 6% Seller Note due 2002 issued by the Parent to AMPCo in the principal amount of $20 million.

      "Seller Purchase Amount": the aggregate amount paid by the Borrower to satisfy the indebtedness of the Seller Note and the repurchase of the AMPCo Equity Interest.

      "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

      "Solvency Certificate": the Solvency Certificate substantially in the form of Exhibit K.

      "Solvent": with respect to any Person on a particular date, the condition that on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and mature, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital.

      "Stock Pledge Agreements": the collective reference to the Borrower Stock Pledge Agreement and the Parent Stock Pledge Agreement.

      "Subsidiaries Guarantee": the Amended and Restated Guarantee to be executed and delivered by each Domestic Subsidiary, substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

      "Subsidiaries Note Pledge Agreement": the Amended and Restated Note Pledge Agreement dated April 9, 1996, to be effective as of April 12, 1996, substantially in the form of Exhibit D-3, as the same may be amended, supplemented or otherwise modified from time to time.

      "Subsidiaries Security Agreement": the Amended and Restated Security Agreement to be executed and delivered by each Domestic Subsidiary in favor of the Administrative Agent, substantially in the form of Exhibit C-2, as the same may be amended, supplemented or otherwise modified from time to time.

      "Subsidiaries Security Documents": the collective reference to the Subsidiaries Security Agreement and the Subsidiaries Note Pledge Agreement.

      "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Parent.

      "Swing Line Commitment": the Swing Line Lender's obligation to make Swing Line Loans pursuant to Section 2.7.

      "Swing Line Lender": Bank of Boston Connecticut, in its capacity as lender of the Swing Line Loans.

      "Swing Line Loan Participation Certificate": a certificate in substantially the form of Exhibit I.

      "Swing Line Loans": as defined in Section 2.7(a).

      "Swing Line Note": as defined in Section 2.8(e).

      "Term Loans": collectively, the A Term Loan and the B Term Loan.

      "Term Loan Commitment": as to any Lender, the obligation of such Lender to make Term Loans to the Borrower hereunder in an aggregate principal amount equal to the amount set forth opposite such Lender's name on Schedule I.

      "Term Note": as defined in Section 2.8(e).

      "Termination Date": November 1, 2000.

      "Title Insurance Company": as defined in Section 4.1(ac).

      "Transferee": as defined in Section 10.6(f).

      "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar
Loan.

      "Wheeling Bonds": collectively, the Series 1992A and Series 1992B Industrial Development Revenue Bonds (Helme Tobacco Company Project) issued by Ohio County, West Virginia, acting by and through The County Commission of Ohio County, West Virginia, which bonds are owned by Swisher International Finance Company.

      "Working Capital": at any date, Current Assets minus Current Liabilities, in each case at such date.

      "Ziegler Trusts": the trusts created under the Wills of Helen M. Rivoire and William Ziegler, Jr.

      "1995 Credit Agreement": the Credit Agreement dated as of November 6, 1995, among the Borrower, the Parent, Holdings, the Lenders party thereto as of such date, Lehman Commercial Paper Inc., as Advisor, Syndication Agent and Arranger, Societe Generale, as Documentation Agent, and Bank of Boston Connecticut, as Administrative Agent, as amended, modified or supplemented from time to time.

      1.2. Other Definitional Provisions.

            (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

            (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) The words "hereof," "herein" and "thereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural form of such terms.

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS.

      2.1. Revolving Credit Commitments.

            (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender's Revolving Credit Commitment less the product of (x) such Lender's Revolving Credit Commitment Percentage and (y) Letter of Credit Obligations. Notwithstanding the above, in no event shall any Revolving Credit

Loans be made if the aggregate amount of the Revolving Credit Loans to be made less aggregate Letter of Credit Obligations would, after giving effect to the use of proceeds thereof, exceed the aggregate Available Commitments. During the Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

            (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) Base Rate Loans, or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.11, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

      2.2. Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed,
(ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $500,000 or a whole multiple of $100,000 in excess thereof (or the full amount of the then Available Commitments) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof, subject to the provisions of
Section 2.12, except that any borrowing under the Revolving Credit Commitments to be used solely to pay a like amount of Swing Line Loans may be in the aggregate principal amount of such Swing Line Loans. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its Commitment Percentage of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 10.2 prior to 1:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

      2.3. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender the Revolving Credit Commitment Fee for the period from and including the first day of the Commitment Period to the Termination Date, computed on the average daily amount of the Available Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

            (b) The Borrower agrees to pay to the Administrative Agent on the Closing Date for the account of each Lender the Amendment Fee.

            (c) (i) The Borrower agrees to pay to the Administrative Agent for the account of each Lender which has a Revolving Credit Loan Commitment, the Letter of Credit Fee computed on the average outstanding undrawn amount of Letters of Credit, payable in arrears (i) for the preceding fiscal quarter on the first day of each fiscal quarter commencing October 1, 1996, and (ii) on the Termination Date. The Letter of Credit Fee shall be increased by 2% upon the occurrence of an Event of Default.

                  (ii) The Borrower agrees to pay the Administrative Agent for the account of the Issuing Lender the Fronting Fee simultaneously with the issuance of each Letter of Credit by the Issuing Lender.

      2.4. Termination or Reduction of Revolving Credit Commitments.

            (a) The Borrower shall have the right, upon not less than five Business Days notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

            (b) Any reduction of the Revolving Credit Commitments provided for in this Section 2.4 shall be accompanied by prepayment of first, Swing Line Loans and second, Revolving Credit Loans to the extent, if any, that the sum of the aggregate outstanding principal amount of Swing Line Loans and Revolving Credit Loans exceeds the amount of the aggregate Revolving Credit Commitments as so reduced.

      2.5. Term Loans. (a) Subject to the terms and conditions hereof, each Lender has severally made a term loan (the "A Term Loan") to the Borrower on the Original Closing Date in an amount equal to the amount of the Term Loan Commitment for such A Term Loan of such Lender then in effect. The A Term Loan shall be (i) a Eurodollar Loan, (ii) a Base Rate Loan, or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.11.

            (b) Subject to the terms and conditions hereof, each Lender has severally made a term loan (the "B Term Loan") to the Borrower on the B Term Loan Draw Date in an amount equal to the amount of the Term Loan Commitment for such B Term Loan of such Lender then in effect. The B Term Loan shall be (i) a Eurodollar Loan, (ii) a Base Rate Loan, or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.11.

      2.6. Procedure for Term Loan Borrowing. The Borrower acknowledges that the A Term Loan and the B Term Loan have been fully drawn.

      2.7. Swing Line Commitment.

            (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make swing line loans ("Swing Line Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $5,000,000, provided that in no event shall any Swing Line Loans be made if the aggregate amount of the Swing Line Loans to be made would, after giving effect to the use of proceeds thereof, exceed the aggregate Available Commitments. Amounts borrowed by the Borrower under this Section 2.7 may be repaid and, through but excluding the Termination Date, reborrowed. All Swing Line Loans shall be made as Base Rate Loans and shall not be entitled to be converted into Eurodollar Loans. The Borrower shall give the Swing Line Lender irrevocable notice (which notice must be received by the Swing Line Lender prior to 3:00 p.m., New York City time) on the requested Borrowing Date specifying the amount of each requested Swing Line Loan, which shall be in an aggregate minimum amount of $500,000 or a whole multiple of $100,000 in excess thereof. The proceeds of each Swing Line Loan will be made available by the Swing Line Lender to the Borrower by crediting the account of the Borrower at the office of the Swing Line Lender with such proceeds. The proceeds of Swing Line Loans may be used solely for the purposes referred to in
Section 3.16.

            (b) The Swing Line Lender at any time in its sole and absolute discretion may, and on the fifteenth day (or if such day is not a Business Day, the next Business Day) and last Business Day of each month shall, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf) request each Lender, including the Swing Line Lender, to make a Revolving Credit Loan in an amount equal to such Lender's Revolving Credit Commitment Percentage of the amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given. Unless any of the events described in clause (f) of Section 7 shall have occurred (in which event the procedures of Section 2.7(c) shall apply) each Lender shall make the proceeds of its Revolving Credit Loan available to the Swing Line Lender for the account of the Swing Line Lender at the office of the Swing Line Lender prior to 12:00 noon (New York City time) in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans.

            (c) If prior to the making of a Revolving Credit Loan pursuant to
Section 2.7(b) one of the events described in clause (f) of Section 7 shall have occurred, each Lender will, on the date such Loan was to have been made, purchase an undivided participating interest in the Refunded Swing Line Loan in an amount equal to its Revolving Credit Commitment Percentage of such Refunded Swing Line Loan. Each Lender will immediately transfer to the Swing Line Lender in immediately available funds, the amount of its participation and upon receipt thereof the Swing Line Lender will deliver to such Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

            (d) Whenever, at any time after the Swing Line Lender has received from any Lender such Lender's participating interest in a Refunded Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded) in like funds as received; provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it in like funds as such payment is required to be returned by the Swing Line Lender.

            (e) Each Lender's obligation to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement by the Borrower or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

      2.8. Repayment of Loans, Evidence of Debt.

            (a) The Borrower hereby unconditionally agrees to pay to the Administrative Agent for the account of each Lender (i) the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Termination Date, (ii) the principal amount of the A Term Loan of such Lender, in 19 consecutive quarterly installments, payable on the first day of each three-month period, commencing on May 1, 1996 in the amounts set forth below, (iii) the principal amount of the B Term Loan of such Lender, in

21 consecutive quarterly installments, payable on the first day of each three-month period, commencing on November 1, 1996 in the amounts set forth below, and (iv) in the case of the Swing Line Lender, the then unpaid principal amount of each Swing Line Loan on the Termination Date (or, in the case of each clause (i), (ii) and (iii), the then unpaid principal amount of such Loan, on the date that such Loan becomes due and payable pursuant to Section 7).

                               A TERM LOAN
                               -----------

                Term Loan
          Quarterly Installment               Amount
          ---------------------               ------

             1 through 3                  $3.125 million

             4 through 7                  $3.750 million

             8 through 11                 $5.000 million

            12 through 15                 $6.250 million

            16 through 19                 $6.875 million

                             B TERM LOAN
                             -----------

                 Term Loan
          Quarterly Installment               Amount
          ---------------------               ------

            1                             $1.00 million

            2 through 5                   $0.25 million

            6 through 9                   $0.25 million

           10 through 13                  $0.25 million

           14 through 17                  $0.25 million

           18 through 21                  $6.25 million

The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in
Section 2.13.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

            (c) The Administrative Agent shall maintain the Register pursuant to
Section 10.6(d), and a subaccount therein for each Lender, in which Register and/or subaccounts shall be recorded (i) the amount of each Revolving Credit Loan and Term Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and
(iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

            (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

            (e) The Borrower acknowledges that, the Borrower has executed and delivered to the Lenders (i) a promissory note of the Borrower evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit A-1 with appropriate insertions as to date and principal amount (as amended, supplemented or otherwise modified from time to time, a "Revolving Credit Note"), (ii) in the case of the Swing Line Lender, a promissory note of the Borrower evidencing the Swing Line Loans of the Swing Line Lender, substantially in the form of Exhibit A-2 with appropriate insertions as to date and principal amount (as amended, supplemented or otherwise modified from time to time, the "Swing Line Note") and/or (iii) a promissory note of the Borrower evidencing the Term Loan of such Lender, substantially in the form of Exhibit A-3 or Exhibit A-4, as the case may be, with appropriate insertions as to date and principal amount (as amended, supplemented or otherwise modified from time to time, a "Term Note").

      2.9. Optional Prepayments. The Borrower may, on the last day of any Interest Period with respect thereto, in the case of Eurodollar Loans, or at any time and from time to time, in the case of Base Rate Loans, prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days, irrevocable notice to the Administrative Agent, or, in the case solely of Swing Line Loans, upon notice by 12:00 noon, New York City time on the same Business Day to the Swing Line Lender, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Base Rate Loans or a combination thereof, and whether of Revolving Credit Loans (and Swing Line Loans, if any), Term Loans, or a combination thereof, and, if of a combination of any thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Sections
2.20 and 2.21 and, in the case of prepayments of the Term Loans only, accrued interest to such date on the amount prepaid. Partial prepayments of the Term Loans shall be applied to the installments of principal thereof (pro rata according to the outstanding principal amounts thereof held by the respective Lenders), in the inverse order of their scheduled maturities. Amounts prepaid on account of the Term Loans may not be reborrowed. Prepayments of Revolving Credit Loans and Swing Line Loans shall be applied first to all outstanding Swing Line Loans and second to Revolving Credit Loans. Partial prepayments of Revolving Credit Loans or Term Loans under this Section 2.9 shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof; partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

      2.10. Mandatory Prepayments.

            (a) If, subsequent to the receipt of proceeds from the IPO, the Parent or any Subsidiary shall issue and sell any Capital Stock, 100% of the Net Proceeds thereof shall be promptly applied toward the prepayment of the Loans and reduction of the Commitment as set forth in Section 2.10(d).

            (b) If, subsequent to the Closing Date, the Borrower or any of its Subsidiaries shall receive Net Proceeds from any Asset Sale (other than in accordance with Section 6.6(b) and other than Net Proceeds to the extent excluded by the provisions of Section 6.6(e)(iii)), 100% of such Net Proceeds shall be promptly applied toward the prepayment of the Loans and reduction of the Commitments as set forth in Section 2.10(d); provided that up to $500,000 of Net Proceeds from all such Asset Sales in the aggregate need not be applied to the prepayment of the Loans and the reduction of the Commitments.

            (c) If for any fiscal year, commencing with the fiscal year in which the Closing Date occurs, there shall be Excess Cash Flow for such fiscal year, 75% of such Excess Cash Flow shall be applied toward prepayment of the Loans and reduction of the Commitments as set forth in Section 2.10(d). Each such prepayment shall be made on or before the date on which the financial statements referred to in Section 5.1(a) in respect of such fiscal year are delivered, but in no event later than the date by which such statements are required to be delivered pursuant to such subsection.

            (d) Prepayments made pursuant to this Section 2.10 shall be applied by the Borrower, subject to the second succeeding sentence, first, to the prepayment of the Term Loans (pro rata according to the outstanding principal amounts thereof held by the respective Lenders) and, second, to reduce permanently the Revolving Credit Commitments (pro rata according to the amounts of the Revolving Credit Commitments of the respective Lenders); provided, however, that each holder of the B

Term Loan shall have the right, upon not less than five days prior written notice to the Administrative Agent, to waive application of such prepayments in partial satisfaction of the B Term Loans held by such Lender in which case such prepayments shall be applied first, to prepayment of the A Term Loans held by such Lender and second, to the prepayment of the B Term Loan held by such Lender. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of first, Swing Line Loans and second, Revolving Credit Loans to the extent, if any, that the sum of the aggregate outstanding principal amount of Revolving Credit Loans and Swing Line Loans exceeds the amount of the aggregate Revolving Credit Commitments as so reduced. Prepayments of the Term Loans pursuant to this Section 2.10 shall be applied to the remaining installments of each Term Loan in the inverse order of their scheduled maturities. Amounts prepaid on account of the Term Loans may not be reborrowed.

            (e) The Borrower shall give the Administrative Agent (which shall promptly notify each Lender) at least one Business Day's notice of each prepayment or mandatory reduction pursuant to this Section 2.10 setting forth the date and amount thereof. Any prepayment of Term Loans or Revolving Credit Loans pursuant to this Section 2.10 shall be applied, first, to any such Base Rate Loans then outstanding and the balance of such prepayment, if any, to any such Eurodollar Loans then outstanding; provided that prepayments of Eurodollar Loans, if not on the last day of the Interest Period with respect thereto, shall, at the Borrower's option, be prepaid subject to the provisions of Sections 2.20 and 2.21 or the amount of such prepayment (after application to any Base Rate Loans) shall be deposited with the Administrative Agent as cash collateral for the Loans on terms reasonably satisfactory to the Administrative Agent and thereafter shall be applied in the order of the Interest Periods next ending most closely to the date such prepayment is required to be made and on the last day of each such Interest Period. After such application, unless an Event of Default shall have occurred and be continuing, any remaining interest earned on such cash collateral shall be paid to the Borrower.

      2.11. Conversion and Continuation Options.

            (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time after the date which is seven days after the Closing Date to convert Base Rate Loans (other than Swing Line Loans) to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and Base Rate Loans (other than Swing Line Loans) may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date (in the case of conversions of Revolving Credit Loans) or the date of the final installment of principal of the Term Loans.

            (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Termination Date (in the case of continuations of Revolving Credit Loans) or the date of the final installment of principal of the Term Loans and provided, further, that if the Borrower shall fail to give such notice or if such continuation is not permitted such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

      2.12. Minimum Amounts and Maximum Number of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof. In no event shall there be more than nine Eurodollar Tranches outstanding at any time.

      2.13. Interest Rates and Payment Dates.

            (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

            (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

            (c) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this

Section plus 2% or (y) in the case of any such overdue interest, the Revolving Credit Commitment Fee, or any other fee or other amount, the rate described in
Section 2.13(b) plus 2%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

            (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to Section 2.13(c) shall be payable from time to time on demand.

      2.14. Computation of Interest and Fees.

            (a) The Revolving Credit Commitment Fee and, whenever it is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

            (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.13(a).

      2.15. Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

            (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

            (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

      2.16. Pro Rata Treatment and Payments.

            (a) Each borrowing by the Borrower from the Lenders hereunder (other than Swing Line Loans, each payment by the Borrower on account of the Revolving Credit Commitment Fee or any other commitment fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each optional prepayment by the Borrower of the Revolving Credit Loans or the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans or the Term Loans, as the case may be, then held by the respective Lenders. Each payment (other than optional prepayments) by or on behalf of the Borrower (including any application of proceeds of Collateral) on account of the principal of or interest on the Loans shall be made pro rata according to the respective amounts of such principal or interest then due and owing. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in Section 10.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

            (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower.

      2.17. Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Sections 2.20 and 2.21.

      2.18. Requirements of Law.

            (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

            (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.19 and changes in the rate of tax on the overall net income of such Lender);

            (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

            (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

            (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

            (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

      2.19. Taxes.

            (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of Section 2.19(b). Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            (b) Each Lender that is not incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia shall:

            (i) deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a Lender either (A) two properly completed and duly executed copies of United States Internal Revenue Service Form 1001 or 4224 (or successor applicable form, as the case may be) claiming complete exemption from United States withholding tax with respect to payments by the Borrower under this Agreement or (B) in the case of a Lender claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" by the Borrowers under this Agreement, a properly completed and duly executed United States Internal Revenue Service Form W-8 (or successor applicable form, as the case may be) and an annual certificate representing that such Lender is not a bank for purposes of
      Section 881(c) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, is not a 10% shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code;

            (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered; and

            (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

provided, however, that such Lender shall not be required to perform the obligations under this Section 2.19(b) if an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent.

      2.20. Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or payment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market.

This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

      2.21. Fees. The Borrower hereby agrees to pay to the Administrative Agent such fees on such dates as may from time to time be specified by such parties in writing.

      2.22. Letters of Credit.

            (a) The Issuing Lender will, from time to time until the Termination Date, upon receipt of duly executed Applications and such other documents, instruments and/or agreements as the Issuing Lender may require, issue or amend Letters of Credit on such terms as are satisfactory to the Issuing Lender, provided, however that the Issuing Lender shall not issue any Letter of Credit
(A) at any time if, after giving effect to such Letter of Credit, the Letter of Credit Obligations would exceed the lesser of (i) $2,000,000 or (ii) the maximum amount of Commitments (other than for Term Loans) minus the sum (x) of the Letter of Credit Obligations plus (y) the outstanding principal balance of the Revolving Credit Loans, and (B) with an expiry date (i) more than one year from its issuance or (ii) subsequent to a date 30 days prior to the Termination Date.

            (b) The Borrower agrees to reimburse the Administrative Agent for the account of the Issuing Lender, on demand, for each such payment made by the Issuing Lender under or pursuant to any Letter of Credit or L/C Draft. The Borrower further agrees to pay to the Administrative Agent for the account of the Issuing Lender, on demand, interest at the rate set forth in Section 2.13(c) applicable to Base Rate Loans on any amount paid by the Issuing Lender under or pursuant to any Letter of Credit or L/C Draft from the date of payment until the date of reimbursement to the Issuing Lender.

            (c) The Borrower's obligation to reimburse the Administrative Agent for the account of the Issuing Lender for payments and disbursements made by the Issuing Lender under any Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender (or any other Lender), including, without limitation, any defense based on the failure of the demand for payment under such Letter of Credit to conform to the terms of such Letter of Credit, the legality, validity, regularity or enforceability of such Letter of Credit, or the identity of the transferee of such Letter of Credit or the sufficiency of any transfer if such Letter of Credit is transferable; provided, however, that the Borrower shall not be obligated to reimburse the Administrative Agent for the account of the Issuing Lender for any wrongful payment or disbursement made under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuing Lender or any of its officers, employees or agents.

            (d) Notwithstanding anything to the contrary herein or in any Application, upon the occurrence of an Event of Default, an amount equal to the aggregate amount of the outstanding Letter of Credit Obligations shall, at the Issuing Lender's option and without demand upon or further notice to the Borrower, be deemed (as between the Issuing Lender and the Borrower) to have been paid or disbursed by the Issuing Lender under the Letters of Credit issued and L/C Drafts accepted by the Issuing Lender (notwithstanding that such amounts may not in fact have been so paid or disbursed), and a Revolving Loan to Borrower in the amount of such Letter of Credit Obligations to have been made and accepted, which Loan shall be immediately due and payable.

            (e) With respect to each Letter of Credit, each Lender (other than the Issuing Lender) hereby irrevocably and unconditionally agrees that it shall be deemed to have purchased and received from the Issuing Lender, without recourse or warranty an undivided interest in such Letter of Credit, effective simultaneously with the issuance thereof, in an amount equal to such Lender's Revolving Credit Commitment Percentage of such Letter of Credit. For the purposes of this Agreement, the proportionate interest which the Issuing Lender retains in each Letter of Credit shall be referred to as its "participation" in such Letter of Credit.

            (f) If the Issuing Lender shall fail to be reimbursed pursuant to subsection (b) above by the Borrower for any payment or disbursement under a Letter of Credit or L/C Draft, each other Lender shall, promptly upon request of the Issuing Lender, provide the Administrative Agent with immediately available funds for the account of the Issuing Lender in an amount equal to such Lender's Commitment Percentage of such payment or disbursement. If the Administrative Agent or the Issuing Lender subsequently receives from the Borrower any reimbursement of such payment or disbursement, the Administrative Agent or the Issuing Lender, as the case may be, shall promptly remit to each Lender its Commitment Percentage of such reimbursement. All interest payments received by the Issuing Lender or the Administrative Agent on account of reimbursements under this Agreement shall be promptly distributed by the Issuing Lender or the Administrative Agent, as the case may be, to the other Lenders pro rata according to their respective Commitment Percentages (except to the extent that the Issuing Lender was not promptly reimbursed by any such Lender).

            (g) The obligation of each Lender to provide the Administrative Agent with such Lender's pro rata share of the amount of any payment or disbursement made by the Issuing Lender under any outstanding Letter of Credit or L/C Draft shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Lender may have or have had against the Issuing Lender (or any other Lender), including, without limitation, any defense based on the failure of the demand for payment under such Letter of Credit to conform to the terms of such Letter of Credit, the legality, validity, regularity or enforceability of such Letter of

Credit, or the identity of the transferee of such Letter of Credit or the sufficiency of any transfer if such Letter of Credit is transferable; provided, however, that the Lenders shall not be obligated to reimburse the Issuing Lender for any wrongful payment or disbursement made under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuing Lender or any of its officers, employees or agents.

            (h) In determining whether to make any payment under or pursuant to any Letter of Credit or any related L/C Draft, the Issuing Lender shall have no obligation to the Borrower, any Lender or any other Person other than to confirm that any documents required to be delivered have been delivered and that such documents comply on their face with the requirements of such Letter of Credit. No action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or L/C Draft, if taken or omitted in the absence of gross negligence or willful misconduct, shall put the Issuing Lender under any resulting liability to the Borrower or any Lender.

SECTION 3. REPRESENTATIONS AND WARRANTIES

            To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, and to induce the Issuing Lender to issue Letters of Credit, the Borrower hereby remakes all of the representations contained in the Original Credit Agreement (and nothing contained herein shall affect or diminish such representations made prior to the date hereof), and the Borrower hereby represents and warrants to the Administrative Agent, the Issuing Lender and each Lender that:

      3.1. Financial Condition.

            The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1995 and the related consolidated statements of income and of cash flows for the period from November 6, 1995 to December 31, 1995, reported on by Grant Thornton LLP and certified by the chief financial officer of the Borrower, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated statement of income of the Borrower and its consolidated Subsidiaries as at August 31, 1996, certified by the chief financial officer of the Borrower, a copy of which has heretofore been furnished to each Lender, is complete and correct and presents fairly the consolidated results of operations of the Borrower and its consolidated Subsidiaries as at such date (subject to normal year-end audit adjustments). The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at November 6, 1995, reported on by Coopers & Lybrand LLP and certified by the chief financial officer of the Borrower, a copy of which has heretofore been furnished to each Lender, is complete and correct and presents fairly the consolidated financial condition of the Borrower and the consolidated Subsidiaries as at such date. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or chief financial officer, as the case may be, and as disclosed therein). Except as set forth on Schedule 3.1, neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from April 9, 1996 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at April 9, 1996, other than the sale of inventory in the ordinary course of business.

      3.2. No Change. Since April 9, 1996, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

      3.3. Corporate Existence; Compliance with Law. Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged,
(c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

      3.4. Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of each Loan Party that is a party hereto or thereto. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of each Loan Party that is a party hereto or thereto enforceable against such Loan Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

      3.5. No Legal Bar. The execution, delivery and performance of the Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of any Loan Party or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

      3.6. No Material Litigation. Except as set forth on Schedule 3.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Loan Parties, threatened by or against any Loan Party or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or
(b) which could reasonably be expected to have a Material Adverse Effect.

      3.7. No Default. No Loan Party or any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

      3.8. Ownership of Property; Liens. Each of the Loan Parties and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 6.3. With respect to real property or interests in real property, as of the Closing Date, the Borrower has
(i) fee title to all of the real property listed on Schedule 3.8 under the heading "Fee Properties" (each, a "Fee Property"), and (ii) good and valid title to the leasehold estates in all of the real property leased by it and listed on
Schedule 3.8 under the heading "Leased Properties" (each, a "Leased Property"), in each case free and clear of all mortgages, liens, security interests, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except (A) Liens permitted pursuant to Section 6.3, (B) as to Leased Property, the terms and provisions of the respective lease therefor and any matters affecting the fee title and any estate superior to the leasehold estate related thereto, and (C) title defects, or leases or subleases granted to others, which are not material to the Fee Properties or the Leased Properties, as the case may be, taken as a whole. The Fee Properties and the Leased Properties constitute, as of the Closing Date, all of the real property owned in fee or leased by the Borrower and its Subsidiaries.

      3.9. Intellectual Property. Each Loan Party and each of its Subsidiaries owns, or is licensed to use or otherwise has the right to use, all trademarks, tradenames, copyrights, patents, trade secrets and other proprietary information that it uses in the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). To the knowledge of each Loan Party, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or enforceability of any such Intellectual Property, nor does any Loan Party know of any valid basis for any such claim. The use of such Intellectual Property by each Loan Party and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      3.10. No Burdensome Restrictions. No Contractual Obligation of any Loan Party or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

      3.11. Taxes. Each Loan Party and each of its Subsidiaries has filed or caused to be filed all material tax returns which, to the knowledge of the Loan Parties, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amount or the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Loan Party or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Loan Parties, no claim is being asserted, with respect to any such tax, fee or other charge.

      3.12. Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

      3.13. ERISA. Except as set forth in Schedule 3.13, neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by more than $3 million. Neither the Borrower nor any Commonly Controlled Entity has any liability in respect of any Multiemployer Plan.

      3.14. Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any federal or state statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

      3.15. Subsidiaries. After giving effect to the Acquisition: (a) the only Subsidiary of the Parent is the Borrower; and (b) the only Subsidiaries of the Borrower are Martin Brothers International Inc., King Edward Technologies, Inc., Swisher International, Ltd. (a Subsidiary of Martin Brothers International, Inc.) and Swisher International Finance Company, of which only Swisher International, Ltd. is a Foreign Subsidiary.

      3.16. Purpose of Loans. The proceeds of the A Term Loan have been used by the Borrower to refinance a portion of the Existing Indebtedness, the proceeds of the B Term Loan and the Revolving Credit Loans have been and shall be used by the Borrower to satisfy the indebtedness outstanding under the Seller Note, to repurchase the AMPCo Equity Interest, to refinance a portion of the Existing Indebtedness and for general corporate purposes. The proceeds of the Swing Line Loans have been and shall be used to finance the working capital needs of the Borrower and its Subsidiaries in the ordinary course of business and for other general corporate purposes of the Borrower.

      3.17. Environmental Matters. Except to the extent that all of the following, taken together, could not reasonably be expected to result in a Material Adverse Effect or to result in the payment of Material Environmental
Amount:

            (a) The facilities and properties owned, leased or operated by each Loan Party or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law.

            (b) The Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by any Loan Party or any of its Subsidiaries (the "Business") which could materially interfere with the continued operation of the Properties or materially impair the fair salable value thereof.

            (c) Neither any Loan Party nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.

            (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties or elsewhere in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

            (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Loan Parties, threatened, under any Environmental Law to which any Loan Party or any Subsidiary thereof is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

            (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Loan Party or any Subsidiary thereof in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws.

      3.18. Solvency. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith, will be and will continue to be, Solvent.

      3.19. Security Documents.

            (a) Each Pledge Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral (as such term is defined in such Pledge Agreement) and proceeds thereof and, after satisfaction of the conditions specified in Section 4.1(z), such Pledge Agreement shall at all times constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Pledgors in such Collateral and the proceeds thereof, as security for the Secured Obligations (as such terms are defined in such Pledge Agreement), in each case prior and superior in right to any other Person.

            (b) Each Security Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described, and as defined, therein and proceeds thereof, and, after financing statements in appropriate form are filed in the offices specified on Schedule 4 to such Security Agreement, each Security Agreement shall at all times constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Secured Obligations (as defined in such Security Agreement), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.3.

            (c) Each Mortgage is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the collateral described therein, and upon filing the Mortgages in the jurisdictions listed on Schedule 3.19(c), such security interests will constitute perfected liens on, and security interests in, all right, title and interest of the debtor party thereto in the collateral described therein.

      3.20. Regulation H. No Mortgage encumbers improved real property (other than the Wheeling, West Virginia property) which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

      3.21. Accuracy of Information. No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished in writing to the Administrative Agent, the Arranger or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished any untrue statement of any fact material to the interests of the Administrative Agent or any Lender, or omitted to state a fact necessary in order to make the statements contained herein or therein not misleading in any respect material to the interests of the Administrative Agent or any Lender. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in such other documents, certificates and statements furnished to the Administrative Agent, the Arranger and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

SECTION 4. CONDITIONS PRECEDENT

      4.1. Conditions to Initial Loans. The agreement of each Lender to continue to make the Revolving Loans requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Loans on the Closing Date, of the conditions precedent set forth below:

            (a) Loan Documents. The Administrative Agent shall have received this Agreement, executed and delivered by a duly authorized officer of each of the Parent and the Borrower, with a counterpart for each Lender.

            (b) Related Agreements. The Administrative Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which any Loan Party may be a party.

            (c) Borrowing Certificate. The Administrative Agent shall have received, with a copy for each Lender, a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit F with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

            (d) Borrower Incumbency Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a Certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

            (e) Parent Incumbency Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Parent, dated the Closing Date, as to the incumbency and signature of the officers of the Parent executing any Loan Document satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Parent.

            (f) Subsidiary Incumbency Certificates. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Subsidiary of the Borrower which is a Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Subsidiaries executing any Loan Document, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of each such Subsidiary.

            (g) Corporate Documents. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Secretary or an Assistant Secretary of each Loan Party, certified as of the Closing Date, certifying that there have been no changes to the certificate of incorporation and by-laws of such Loan Party delivered to the Lenders on the Original Closing Date other than changes to the Parent's certificate of incorporation and by-laws related to the recapitalization of the Parent and the IPO.

            (h) Fees. The Documentation Agent, Administrative Agent and the Lenders shall have received all invoiced fees and expenses required to be paid on the Closing Date in connection with this Agreement and all accrued fees, expenses and interest under the Existing Credit Agreement as of the Closing Date.

            (i) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinion of Schnader, Harrison, Segal & Lewis, counsel to the Borrower and the other Loan Parties, substantially in the form of Exhibit G, each such legal opinion to cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

            (j) Third-Party Consents. All governmental and third party approvals (including landlords' and other consents) necessary or advisable in connection with the making of the initial Loans and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose materially adverse conditions on the making of the initial Loans.

            (k) Solvency Certificate. The Administrative Agent shall have received the executed Solvency Certificate, with a counterpart for each Lender.

            (l) Amendment, Affirmation and Consent. The Administrative Agent shall have received a copy of the Amendment, Affirmation and Consent, whereby the Parent, the Borrower and the Domestic Subsidiaries of the Borrower shall reaffirm and restate their obligations under the Notes, the Loan Documents and all other agreements executed in connection therewith.

      4.2. Conditions to Each Loan or Letters of Credit. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan), or the agreement of the Issuing Lender to issue a Letter of Credit, is subject to the satisfaction of the following conditions precedent:

            (a) Representations and Warranties. Each of the representations and warranties made by each Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

            (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

            (c) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this subsection have been satisfied.

SECTION 5. AFFIRMATIVE COVENANTS

            Each of the Parent and the Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, it shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

      5.1. Financial Statements. Furnish to each Lender:

            (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Parent, copies of the consolidated and consolidating balance sheets of the Parent and its consolidated Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Grant Thornton LLP or other independent certified public accountants of nationally recognized standing; and

            (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Parent, the unaudited consolidated and consolidating balance sheets of the Parent and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows of the Parent and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

            (c) as soon as available, but in any event not later than 25 days after the end of each calendar month, the financial information provided to the board of directors in anticipation of monthly meetings thereof, substantially in the format, and containing substantially similar calculations, as that provided on September 30, 1995, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein and except that interim statements may exclude detailed footnote disclosure in accordance with standard practice).

      5.2. Certificates; Other Information. Furnish to each Lender

            (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

            (b) concurrently with the delivery of the financial statements referred to in Section 5.1(a) and 5.1(b), a certificate of a Responsible Officer
(i) stating that, to the best of such officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate; and (ii) in the case of financial statements referred to in Section 5.1(a) and 5.1(b), including calculations and information demonstrating in reasonable detail compliance with the requirements of Section 6.1;

            (c) not later than 30 days following the end of each fiscal year of the Parent, a copy of the projections by the Parent of the operating budget and cash flow budget of the Parent and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such officer has no reason to believe they are incorrect or misleading in any material respect;

            (d) concurrently with the delivery of the financial statements referred to in Section 5.1(a) and 5.1(b), a management narrative report explaining all significant variances from forecasts, projections and previous results and all significant current developments in staffing, marketing, sales and operations; and

            (e) promptly after the same are available, copies of all proxy statements, financial statements and reports as the Parent shall send to its stockholders or as the Parent may file with the Securities and Exchange Commission or any governmental authority at any time having jurisdiction over the Parent or its Subsidiaries; and

            (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

      5.3. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

      5.4. Maintenance of Existence. Preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 6.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

      5.5. Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

      5.6. Inspection of Property; Books and Records: Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and, upon prior written notice, permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Parent and its Subsidiaries with officers and employees of the Parent and its Subsidiaries and with its independent certified public accountants.

      5.7. Notices. Promptly give notice to the Administrative Agent (who shall promptly notify each Lender) of:

            (a) the occurrence of any Default or Event of Default;

            (b) any (i) default or event of default under any Contractual Obligation of the Parent or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Parent or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

            (c) any litigation or proceeding (including without limitation any notice of violation, alleged violation, liability or potential liability under any Environmental Law) affecting the Parent or any of its Subsidiaries in which the amount involved is $500,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

            (d) the following events, as soon as possible and in any event within 30 days after any Loan Party knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

            (e) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

      5.8. Environmental Laws.

            (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that any failures could not, in the aggregate, be expected to have a Material Adverse Effect or to result in the payment of Material Environmental Amount.

            (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

      5.9. Additional Subsidiaries. (a) With respect to any Subsidiary of the Borrower created or acquired after the Closing Date by the Borrower, promptly
(i) execute and deliver, or cause to be executed and delivered, to the Administrative Agent a pledge agreement or supplement to a Stock Pledge Agreement, in form, scope and substance satisfactory to the Administrative Agent, granting to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such Subsidiary, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, executed in blank, (iii) execute and deliver, or cause to be executed and delivered, to the Administrative Agent a pledge agreement or supplement to the Subsidiaries Note Pledge Agreement, in form, scope and substance satisfactory to the Administrative Agent, granting to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the notes held by such Subsidiary, (iv) deliver to the Administrative Agent the certificates representing such notes, endorsed in blank, (v) cause such Subsidiary to execute and deliver a guarantee or a supplement to the Subsidiaries Guarantee (which guarantee shall be senior to all other Indebtedness of such guarantor), in form and substance satisfactory to the Administrative Agent, in respect to all obligations of the Borrower hereunder and under the other Loan Documents, (vi) cause such Subsidiary to execute and deliver a security agreement or supplement to the Subsidiaries Security Agreement, in form and substance satisfactory to the Administrative Agent, securing such Subsidiary's obligations under such guarantee and covering the types of assets covered by the Subsidiaries Security Agreement, (vii) to the extent required by Section 5.10(a), cause such Subsidiary to execute and deliver one or more Mortgages, in form and substance satisfactory to the Administrative Agent, securing such Subsidiary's obligations under such guarantee, and any other documents required under such subsection, (viii) execute and deliver such amendments to this Agreement requested by the Administrative Agent to reflect the existence of such Subsidiary, including, without limitation, amendments to Sections 3, 5, 6 and 7 to include such Subsidiary in the covenants, representations and warranties and agreements contained therein and (ix) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in the preceding clauses (i), (ii),
(iii), (iv), (v) and (vi) which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            (b) The Borrower agrees to deliver to the Administrative Agent, no later than 15 days after the date hereof, all of the instruments set forth in subsection (a) above with respect to King Edward Technologies, Inc., and such other agreements as the Administrative Agent deems reasonably necessary.

      5.10. After-Acquired Property.

            (a) Upon the acquisition by the Borrower or any of its Subsidiaries of any fee or leasehold interest in real property for consideration in excess of $500,000, or of any Subsidiary holding any such interest, deliver to the Administrative Agent one or more Mortgages granting the Administrative Agent a first priority security interest in such real property and/or leaseholds, together with (i) legal opinions in form and substance satisfactory to the Administrative Agent and covering the matters covered, with respect to the Mortgages delivered on the Closing Date, by the opinions delivered pursuant to
Section 4.1(q)(ii) and (ii) the documents which would be required under Section 4.1(cc), 4.1(dd), 4.1(ee) and 4.1(ff), as appropriate, if such Mortgage were to have been delivered at the Closing Date.

            (b) Grant in favor of the Administrative Agent, for the benefit of the Lenders, Liens on any other assets hereafter acquired and on previously encumbered assets which become unencumbered, to the extent such Liens are then permissible under applicable law and pursuant to any agreements to which the Borrower or its Subsidiaries are a party, at any time that the aggregate fair market value of such assets exceeds $500,000, pursuant to documentation in form and substance satisfactory to the Administrative Agent.

      5.11. Foreign Subsidiary. At or within two months after the Closing Date, cause the Borrower and the Foreign Subsidiary to execute and deliver to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, such documents and instruments (including, without limitation, pledge agreements) and take such action

(including, without limitation, the delivery of stock certificates and instruments) as the Administrative Agent may reasonably request in order to grant to the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for the Borrower's obligations hereunder, a first priority perfected security interest in 65% of the Capital Stock of, or equivalent ownership interests in, the Foreign Subsidiary, along with any warrants, options, or other rights to acquire the same, in all cases to the extent legally permissible and practicable.

      5.12. Interest Rate Protection. Maintain through June 12, 1999, interest rate protection for at least 50% of the principal amount of the B Term Loan, on a weighted average basis taking into account scheduled amortization payments, on terms and conditions reasonably satisfactory to the Lenders.

SECTION 6. NEGATIVE COVENANTS

      Each of the Parent and the Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender, the Issuing Lender, the Documentation Agent or the Administrative Agent hereunder or under any other Loan Document, it shall not, and (except with respect to Section 6.1) shall not permit any of its Subsidiaries to, directly or indirectly:

      6.1. Financial Condition Covenants.

            (a) Maintenance of Net Worth. Permit Net Worth at the last day of any fiscal quarter set forth below to be less than the amount set forth opposite such fiscal quarter below, except that if the Seller Purchase Amount is less than $40 million, the Net Worth which the Borrower shall be required to maintain at the last day of any fiscal quarter set forth below (through the 2nd quarter
1997) shall be increased by the Net Worth Increase Amount (but, subsequent to the B Term Loan Draw Date, the Net Worth which the Borrower shall be required to maintain shall not be greater than $29.5 million through the 3rd quarter 1996 and $37.0 million for the 4th quarter 1996 through the 3rd quarter 1997):

            Fiscal Quarter                           Amount
            --------------                           ------

            3rd quarter 1996                     $25.0 million

            4th quarter 1996 to                  $30.0 million
            1st quarter 1997

            2nd quarter 1997                     $35.0 million

            3rd quarter 1997                     $37.0 million

            4th quarter 1997 to                  $52.0 million
            3rd quarter 1998

            4th quarter 1998 to                  $77.0 million
            3rd quarter 1999

            4th quarter 1999 to                  $107.0 million
            3rd quarter 2000

            4th quarter 2000                     $137.0 million
            and thereafter

            (b) Fixed Charge Coverage. Permit for any period of four consecutive fiscal quarters (or, if fewer than four full fiscal quarters have elapsed since the Original Closing Date, the period since the Original Closing Date) ending on the last day of any fiscal quarter set forth below the ratio of (i) Cash Flow for such period to (ii) Fixed Charges for such period to be less than the ratio set forth opposite such fiscal quarter below:

            Fiscal Quarter                         Ratio
            --------------                         -----

            3rd quarter 1996 to                  1.25 to 1
            2nd quarter 1997

            3rd quarter 1997 to                  1.30 to 1
            2nd quarter 1998

            3rd quarter 1998 to                  1.30 to 1
            2nd quarter 1999

            3rd quarter 1999 to                  1.33 to 1
            2nd quarter 2000

            3rd quarter 2000                     1.50 to 1
            and thereafter

            (a) Maintenance of Indebtedness to EBITDA Ratio. Permit the ratio of
(i) Indebtedness of the Borrower and its Subsidiaries at the last day of any fiscal quarter set forth below to (ii) EBITDA for the four fiscal quarters most recently ended prior to such date, to be greater than the amount set forth opposite such fiscal quarter below:

            Fiscal Quarter                         Ratio
            --------------                         -----

            3rd quarter 1996                     3.50 to 1

            4th quarter 1996 to                  2.75 to 1
            1st quarter 1997

            2nd quarter 1997 to                  2.50 to 1
            3rd quarter 1997

            4th quarter 1997 to                  2.25 to 1
            2nd quarter 1998

            3rd quarter 1998 to                  1.50 to 1
            2nd quarter 1999

            3rd quarter 1999 to                  1.00 to 1
            2nd quarter 2000

            3rd quarter 2000                     0.75 to 1
            and thereafter

      6.2. Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

            (a) Indebtedness of the Borrower under this Agreement;

            (b) Indebtedness of the Borrower to any Domestic Subsidiary of the Borrower and of any Subsidiary to the Borrower or any other Domestic Subsidiary of the Borrower; and

            (c) additional Indebtedness of the Borrower not exceeding $3,500,000 in aggregate principal amount at any one time outstanding; provided that no more than $2,000,000 in aggregate principal and/or face amount shall be incurred in connection with letters of credit or reimbursement obligations in respect thereof.

      6.3. Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

            (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of such Person in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

            (c) pledges or deposits in connection with workers, compensation, unemployment insurance and other social security legislation;

            (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of such Person;

            (f) Liens securing Indebtedness of the Borrower permitted by Section 6.2(d) incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise), provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 90% of the original purchase price of such property of such property at the time it was acquired;

            (g) Liens (not otherwise permitted hereunder) which secure obligations in aggregate amount at any time outstanding not exceeding (as to the Borrower and all Subsidiaries), and on property with an aggregate value not exceeding, $1,500,000;

            (h) Liens created pursuant to the Security Documents; and

            (i) Liens in connection with the Wheeling Bonds.

      6.4. Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

            (a) Guarantee Obligations in existence on the date hereof and listed on Schedule 6.4(a);

            (b) Guarantee Obligations incurred after the date hereof in an aggregate amount not to exceed $500,000 at any one time outstanding;

            (c) guarantees made in the ordinary course of its business by the Borrower of obligations of any of its Subsidiaries, which obligations are otherwise permitted under this Agreement; and

            (d) the Guarantees.

      6.5. Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

            (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrower (provided that a wholly owned Domestic Subsidiary or Domestic Subsidiaries shall be the continuing or surviving corporation); and

            (b) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Domestic Subsidiary of the Borrower.

      6.6. Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Parent or any wholly owned Domestic Subsidiary, except:

            (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business; provided that the Net Proceeds of each such transaction are applied to the prepayment of the Loans as provided in Section 2.10(a);

            (b) the sale of inventory in the ordinary course of business;

            (c) as permitted by Section 6.5(b);

            (d) the sale or other disposition of any other property for consideration not in excess of $500,000; provided that the Net Proceeds of each such transaction are applied to the prepayment of the Loans as provided in and to the extent required by Section 2.10(a); and

            (e) any other Asset Sale; provided that (i) any consideration received therefor has been determined by Borrower's Board of Directors to be at fair market value, (ii) at least 90% of such consideration is paid in cash and
(iii) the Net Proceeds of each such transaction are applied to the prepayment of the Loans as provided in and to the extent required by Section 2.10(a), except that this clause (iii) shall not apply to Net Proceeds from the sale of Borrower's plants currently located in New Jersey and Georgia to the extent that the aggregate consideration received therefor does not exceed $2.0 million.

      6.7. Limitation on Dividends. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Parent or any Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Parent or any Subsidiary thereof (each such declaration, payment, setting apart, purchase, redemption, defeasance, retirement, acquisition and distribution being herein called a "Restricted Payment"), except that (i) dividends payable to Holdings from the IPO proceeds shall not constitute a Default or Event of Default, provided that the Borrower has complied with Section 2.10(c), (ii) unless a Default or Event of Default shall have occurred and be continuing before or after giving effect to any such Restricted Payment, subsequent to the Closing Date, the Borrower may declare and pay dividends to the Parent in an annual amount not greater than the sum of (x) $10,000,000 and (y) fifty percent (50%) of Net Income (exclusive of losses) for the four fiscal quarters most recently ended prior to the date of the Restricted Payment, and (iii) any Subsidiary may pay dividends to the Borrower.

      6.8. Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

            (a) extensions of trade credit in the ordinary course of business;

            (b) investments in Cash Equivalents;

            (c) loans and advances to employees of the Borrower or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for the Borrower and its Subsidiaries not to exceed $100,000 at any one time outstanding; and

            (d) investments by the Borrower or its Subsidiaries in any Subsidiary of the Borrower which has complied with the conditions set forth in
Section 5.9 (to the extent applicable) or any Foreign Subsidiary which has complied with the conditions set forth in Section 5.11; provided that the aggregate amount of all such advances, loans, investments, transfers or guarantees outstanding at any time made to or on behalf of the Foreign Subsidiaries shall not exceed $750,000.

      6.9. Limitation on Optional Payments and Modifications of Debt Instruments. (a) Make any optional payment or prepayment on or redemption or purchase of any Indebtedness (other than the Loans) or (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any Indebtedness (excluding the Loans) (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon).

      6.10. Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

      6.11. Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

      6.12. Limitation on Changes in Fiscal Year. Permit the fiscal year of the Parent to end on a day other than December 31.

      6.13. Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than (a) this Agreement and (b) any industrial revenue bonds, purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Parent or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

      6.14. Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for the manufacture and sale of tobacco, tobacco products and materials for the packaging and marketing of tobacco, or, in the case of the Parent, enter into any business other than holding the Capital Stock of the Borrower, respectively, or, in the case of Swisher International Finance Company, enter into any business other than holding the Wheeling Bonds.

SECTION 7. EVENTS OF DEFAULT


      If any of the following events shall occur and be continuing:

            (a) The Borrower shall fail to pay any principal of or interest on any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any other amount payable hereunder or under any Loan Document within five days after any such other amount becomes due in accordance with the terms hereof or thereof; or

            (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

            (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in Section 5.1, 5.2, 5.4 or
5.5 or Section 6 hereof (including to the extent incorporated by reference pursuant to Section 6 of the Subsidiaries Guarantee), Section 5(b) of any Stock Pledge Agreement, Section 5(a) to 5(e), 5(g) or 5(i) of the Subsidiaries Note Pledge Agreement, Section 3(b) of any Mortgage, Section 4.4, 5.5(a) or 6.2(a) or
(b) of the Borrower Security Agreement, or Section 4.5(a) or (b), 4.7, 5.5(a) or 6.2(a) or (b) of the Subsidiaries Security Agreement; or

            (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in subsections (a) through (c) of this Section) and such default shall continue unremedied for a period of 30 days; or

            (e) The Parent or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, if the aggregate amount of the Indebtedness and/or Guarantee Obligations in respect of which such default or defaults shall have occurred is at least $1,000,000; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

            (f) (i) The Parent or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Parent or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Parent or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Parent or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Parent or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

            (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

            (h) One or more judgments or decrees shall be entered against the Parent or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

            (i) (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or the Borrower or any other Loan Party shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

            (j) Any Guarantee shall cease, for any reason, to be in full force and effect or any Guarantor shall so assert, directly or indirectly; or

            (k) The beneficial ownership of any of the Capital Stock of the Parent or the Borrower shall have changed from that in existence on the Closing Date;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

SECTION 8. GUARANTEE

      8.1. Guarantee. The Parent unconditionally and irrevocably guarantees to the Administrative Agent, the Documentation Agent, each Lender and their successors, endorsees, transferees and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent, the Documentation Agent and the Lenders (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other Loan Document or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent and the Lenders that are required to be paid by the Borrower or the Parent pursuant to the terms of this Agreement or any other Loan Document) (such obligations being herein collectively called the "Guaranteed Obligations"). The Parent hereby further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Guaranteed Obligations and/or enforcing any rights with respect to, or collecting against the Parent under this Agreement.

      8.2. Obligations Unconditional. The obligations of the Parent under
Section 8.1 are continuing, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by Administrative Agent or the Lenders, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Parent) that might otherwise constitute, or might be construed to constitute, a legal or equitable discharge or defense, set-off or counterclaim of the Borrower for the Guaranteed Obligations, or the Parent hereunder, in bankruptcy or in any other instance, it being the intent of this Section 8.2 that the obligations of the Parent hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Parent hereunder which shall remain absolute and unconditional as described above:

            (i) at any time or from time to time, without notice to the Parent, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

            (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted;

            (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other Loan Document or agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

            (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Parent waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Lender upon the Parent Guarantee or acceptance of the Parent Guarantee; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the Parent Guarantee; and all dealings between the Borrower or the Parent on the one hand, and the Administrative

Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the Parent Guarantee. The Parent hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or any other Loan Document or agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. When pursuing its rights and remedies hereunder against the Parent, the Administrative Agent and each Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower, the Parent or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of setoff, or any release of the Borrower or any such other Person or of any such collateral security, guarantee or right of setoff, shall not relieve the Parent of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against the Parent.

      8.3. Reinstatement. The obligations of the Parent under this Section 8 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by the Administrative Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Parent agrees that it will indemnify the Administrative Agent and any such Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

      8.4. Remedies. The Parent agrees that, as between the Parent, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the obligations of the Borrower under this Agreement may be declared to be forthwith due and payable as provided in Section 7 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said
Section 7 for purposes of Section 8.1) notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Parent for purposes of Section 8.1.

      8.5. Continuing Guarantee. The Parent Guarantee is a continuing guarantee and shall apply to all Guaranteed Obligations whenever arising.

      8.6. No Subrogation. Notwithstanding any payment or payments made by the Parent hereunder or any set-off or application of funds of the Parent by any Lender, the Parent shall not be entitled to be subrogated to any of the rights of the Administrative Agent, the Documentation Agent or any Lender against the Borrower or any other guarantor or any collateral security or guarantee or right of set-off held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall the Parent seek or be entitled to seek any contribution or reimbursement from the Borrower or any other guarantor in respect of payments made by the Parent hereunder, until all amounts owing to the Administrative Agent, the Documentation Agent and the Lenders by the Borrower on account of the Guaranteed Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the Parent on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Loan Party in trust for the Administrative Agent, the Documentation Agent and the Lenders, segregated from other funds of such Loan Party, and shall, forthwith upon receipt by such Loan Party, be turned over to the Administrative Agent in the exact form received by such Loan Party (duly endorsed by such Loan Party to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

SECTION 9. ADMINISTRATIVE AGENT AND DOCUMENTATION AGENT

      9.1. Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

      9.2. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

      9.3. Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

      9.4. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

      9.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

      9.6. Non-Reliance on Administrative Agent, and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent, the Documentation Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the Documentation Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Documentation Agent to any Lender. Each Lender represents to the Administrative Agent and the Documentation Agent that it has, independently and without reliance upon the Administrative Agent, the Documentation Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Documentation Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent and the Documentation Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or the Documentation Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

      9.7. Indemnification. The Lenders agree to indemnify the Administrative Agent and the Documentation Agent in their capacities as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or the Documentation Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Documentation Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's or the Documentation Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

      9.8. Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

      9.9. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative

Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

      9.10 The Documentation Agent. The Documentation Agent, in its capacity as such, shall have no duties or responsibilities hereunder or under any Loan Document nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Documentation Agent in its capacity as such.

SECTION 10. MISCELLANEOUS

      10.1. Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral, in each case without the written consent of all the Lenders, or (iii) release any Guarantee or any material portion of the Collateral, or amend, modify or waive any provision of Section 2.10, in each case without the written consent of all the Lenders, or (iv) amend, modify or waive any provision of Section 9 without the written consent of the then Administrative Agent, or (v) amend, modify or waive any provision of this Agreement which would directly and adversely affect the Swing Line Lender, the Documentation Agent or the Issuing Lender, without the written consent of the then Swing Line Lender, the Documentation Agent and the Issuing Lender, as the case may be. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Parent, the Lenders, the

Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

      10.2. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower, the Parent and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

      The Borrower or the
      Parent:                 Swisher International, Inc.
                              20 Thorndal Circle
                              Darien, CT  06820
                              Attention:  Chief Financial Officer
                              Fax:  (203) 656-3151

      The Administrative
      Agent:                  Bank of Boston Connecticut
                              One Landmark Square
                              Suite 2002
                              Stamford, CT  06901
                              Attention:  Swisher Relationship Manager
                              Fax:  (203) 967-1869

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.2, 2.4, 2.6, 2.9, 2.11 or 2.16 shall not be effective until received.

      10.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      10.4. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder until all obligations hereunder and under the other Loan Documents have been paid in full and the Commitments hereunder have been terminated.

      10.5. Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse each of the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation, syndication and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Documentation Agent and the Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents or the use of the proceeds of the Loans in connection with the Acquisition and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to the Administrative Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent or any such Lender. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

      10.6. Successors and Assigns; Participation and Assignments.

            (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

            (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 2.21 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.19, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

            (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or to an additional bank or financial institution (an "Assignee"), in the case of any assignment relating to Revolving Credit Loans to such an additional bank or financial institution with the consent of the Borrower and the Administrative Agent (which consents in each case shall not be unreasonably withheld), all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit J, executed by such Assignee, such assigning Lender (and, to the extent required, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided that, in the case of any such assignment to an additional bank or financial institution, the sum of the aggregate principal amount of the Loans and the aggregate amount of the Available Commitment being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans and the aggregate amount of the Available Commitment remaining with the assigning Lender are each not less than $5 million. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this subsection and subsection (e) below, the consent of the Borrower shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any of the events described in clause (f) of Section 7 shall have occurred and be continuing.

            (d) The Administrative Agent shall, on behalf of the Borrower, maintain at the address of the Administrative Agent referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder or under any Note as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder or under any Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of any assignment relating to

Revolving Credit Loans to an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent by the assigning Lender or Assignee of a registration and processing fee of $2,000 (except that no such registration and processing fee shall be payable in the case of an Assignee which is already a Lender or is an Affiliate of a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

            (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to the provisions of Section 10.15, any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

            (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

      10.7. Adjustments; Set-off.

            (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (f) of
Section 7, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

            (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to setoff and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

      10.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

      10.9. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      10.10. Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

      10.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

      10.12. Submission To Jurisdiction; Waivers. The Parent and the Borrower each hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

      10.13. Acknowledgments. Each of the Parent and the Borrower hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

            (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or the Parent arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower and the Parent, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

            (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower, the Parent and the Lenders.

      10.14. WAIVERS OF JURY TRIAL. THE PARENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR

PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

      10.15. Confidentiality. Each Lender agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower in writing as confidential; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to the Administrative Agent or any other Lender, (ii) to any Transferee which receives such information having been made aware of the confidential nature thereof, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder.

            The parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    SWISHER INTERNATIONAL, INC.


                                    By /s/ Robert A. Britton
                                       ------------------------------
                                       Robert A. Britton
                                       Title: Vice President and
                                              Chief Financial Officer


                                    SWISHER INTERNATIONAL GROUP INC.


                                    By /s/ Robert A. Britton
                                       ------------------------------
                                       Robert A. Britton
                                       Title: Vice President


                                    BANK OF BOSTON CONNECTICUT, as
                                    Administrative Agent, Lender,
                                    Issuing Lender and Swing Line Lender


                                    By _________________________________
                                       Richard J. Klouda
                                       Title: Vice President


                                    SOCIETE GENERALE, as
                                    Documentation Agent and Lender


                                    By _________________________________
                                      Name:
                                      Title:

            The parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    SWISHER INTERNATIONAL, INC.


                                    By _________________________________
                                       Robert A. Britton
                                       Title: Vice President and
                                              Chief Financial Officer


                                    SWISHER INTERNATIONAL GROUP INC.


                                    By _________________________________
                                       Robert A. Britton
                                       Title: Vice President


                                    BANK OF BOSTON CONNECTICUT, as
                                    Administrative Agent, Lender,
                                    Issuing Lender and Swing Line Lender


                                    By /s/ Richard J. Klouda
                                       ---------------------------------
                                       Richard J. Klouda
                                       Title: Vice President


                                    SOCIETE GENERALE, as
                                    Documentation Agent and Lender



                                    By _________________________________
                                      Name:
                                      Title:

            The parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    SWISHER INTERNATIONAL, INC.


                                    By _________________________________
                                       Robert A. Britton
                                       Title: Vice President and
                                              Chief Financial Officer


                                    SWISHER INTERNATIONAL GROUP INC.


                                    By _________________________________
                                       Robert A. Britton
                                       Title: Vice President


                                    BANK OF BOSTON CONNECTICUT, as
                                    Administrative Agent, Lender,
                                    Issuing Lender and Swing Line Lender


                                    By _________________________________
                                       Richard J. Klouda
                                       Title: Vice President


                                    SOCIETE GENERALE, as
                                    Documentation Agent and Lender


                                    By /s/ Erick R. Rinner
                                       ---------------------------------
                                      Name:  Erick R. Rinner
                                      Title: Assistant Vice President

                                    Other Lenders:
                                    SANWA BUSINESS CREDIT CORPORATION


                                    By /s/ John J. McKenna
                                       ---------------------------------
                                       Name:  John J. McKenna
                                       Title: First Vice President

                                    CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                                    By _________________________________
                                       Name:
                                       Title:


                                    LEHMAN COMMERCIAL PAPER, INC.


                                    By _________________________________
                                       Name:
                                       Title:


                                    THE ROYAL BANK OF SCOTLAND PLC


                                    By _________________________________
                                       Name:
                                       Title:


                                    IMPERIAL BANK


                                    By _________________________________
                                       Name:
                                       Title:

                                    Other Lenders:
                                    SANWA BUSINESS CREDIT CORPORATION


                                    By _________________________________
                                       Name:
                                       Title:

                                    CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                                    By /s/ Attila Koc
                                       ---------------------------------
                                       Name:  Attila Koc
                                       Title: Authorized Signatore


                                    LEHMAN COMMERCIAL PAPER, INC.


                                    By _________________________________
                                       Name:
                                       Title:


                                    THE ROYAL BANK OF SCOTLAND PLC


                                    By _________________________________
                                       Name:
                                       Title:


                                    IMPERIAL BANK


                                    By _________________________________
                                       Name:
                                       Title:

                                    Other Lenders:
                                    SANWA BUSINESS CREDIT CORPORATION


                                    By _________________________________
                                       Name:
                                       Title:

                                    CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                                    By _________________________________
                                       Name:
                                       Title:


                                    LEHMAN COMMERCIAL PAPER, INC.


                                    By /s/ Michele Swanson
                                       --------------------------------
                                       Name:  Michele Swanson
                                       Title: Authorized Signatory


                                    THE ROYAL BANK OF SCOTLAND PLC


                                    By _________________________________
                                       Name:
                                       Title:


                                    IMPERIAL BANK


                                    By _________________________________
                                       Name:
                                       Title:

                                    Other Lenders:
                                    SANWA BUSINESS CREDIT CORPORATION


                                    By _________________________________
                                       Name:
                                       Title:

                                    CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                                    By _________________________________
                                       Name:
                                       Title:


                                    LEHMAN COMMERCIAL PAPER, INC.


                                    By _________________________________
                                       Name:
                                       Title:


                                    THE ROYAL BANK OF SCOTLAND PLC


                                    By /s/ Grant F. Stoddart
                                       ---------------------------------
                                       Name:  Grant F. Stoddart
                                       Title: Senior Vice President & Manager


                                    IMPERIAL BANK


                                    By _________________________________
                                       Name:
                                       Title:

                                    Other Lenders:
                                    SANWA BUSINESS CREDIT CORPORATION


                                    By _________________________________
                                       Name:
                                       Title:

                                    CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                                    By _________________________________
                                       Name:
                                       Title:


                                    LEHMAN COMMERCIAL PAPER, INC.


                                    By _________________________________
                                       Name:
                                       Title:


                                    THE ROYAL BANK OF SCOTLAND PLC


                                    By _________________________________
                                       Name:
                                       Title:


                                    IMPERIAL BANK


                                    By /s/ Ray Vadalma
                                       ---------------------------------
                                       Name:  Ray Vadlma
                                       Title: Senior Vice President

                                    SOUTHERN PACIFIC THRIFT AND LOAN
                                    ASSOCIATION


                                    By /s/ Chris Kelleher
                                       ---------------------------------
                                       Name:  Chris Kelleher
                                       Title: Vice President


                                    MELLON BANK, N.A.


                                    By _________________________________
                                       Name:
                                       Title:


                                    CRESCENT MACH I PARTNERS, L.P.
                                    By: TCW ASSET MANAGEMENT COMPANY,
                                         its Attorney-in-Fact


                                    By _________________________________
                                       Name:
                                       Title:

                                    PENNSYLVANIA LIFE INSURANCE COMPANY
                                    By: TCW ASSET MANAGEMENT COMPANY,
                                         its Attorney-in-Fact


                                    By _________________________________
                                       Name:
                                       Title:


                                    COBANK ACB


                                    By _________________________________
                                       Name:
                                       Title:

                                    SOUTHERN PACIFIC THRIFT AND LOAN
                                    ASSOCIATION


                                    By _________________________________
                                       Name:
                                       Title:


                                    MELLON BANK, N.A.


                                    By /s/ Frank P. Mohepp
                                       ---------------------------------
                                       Name:  Frank P. Mohepp
                                       Title: Vice President


                                    CRESCENT MACH I PARTNERS, L.P.
                                    By: TCW ASSET MANAGEMENT COMPANY,
                                         its Attorney-in-Fact


                                    By _________________________________
                                       Name:
                                       Title:

                                    PENNSYLVANIA LIFE INSURANCE COMPANY
                                    By: TCW ASSET MANAGEMENT COMPANY,
                                         its Attorney-in-Fact


                                    By _________________________________
                                       Name:
                                       Title:


                                    COBANK ACB


                                    By _________________________________
                                       Name:
                                       Title:

                                    SOUTHERN PACIFIC THRIFT AND LOAN
                                    ASSOCIATION


                                    By _________________________________
                                       Name:
                                       Title:


                                    MELLON BANK, N.A.


                                    By _________________________________
                                       Name:
                                       Title:


                                    CRESCENT MACH I PARTNERS, L.P.
                                    By: TCW ASSET MANAGEMENT COMPANY,
                                         its Investment Manager


                                    By /s/ Justin L. Driscoll
                                       ---------------------------------
                                       Name: Justin L. Driscoll
                                       Title: Vice President

                                    PENNSYLVANIA LIFE INSURANCE COMPANY
                                    By: TCW ASSET MANAGEMENT COMPANY,
                                         its Investment Manager


                                    By /s/ Justin L. Driscoll
                                       ---------------------------------
                                       Name: Justin L. Driscoll
                                       Title: Vice President


                                    COBANK ACB


                                    By _________________________________
                                       Name:
                                       Title:

                                    SOUTHERN PACIFIC THRIFT AND LOAN
                                    ASSOCIATION


                                    By _________________________________
                                       Name:
                                       Title:


                                    MELLON BANK, N.A.


                                    By _________________________________
                                       Name:
                                       Title:


                                    CRESCENT MACH I PARTNERS, L.P.
                                    By: TCW ASSET MANAGEMENT COMPANY,
                                         its Attorney-in-Fact


                                    By _________________________________
                                       Name:
                                       Title:

                                    PENNSYLVANIA LIFE INSURANCE COMPANY
                                    By: TCW ASSET MANAGEMENT COMPANY,
                                         its Attorney-in-Fact


                                    By _________________________________
                                       Name:
                                       Title:


                                    COBANK ACB


                                    By /s/ Antony Bahr
                                       ---------------------------------
                                       Name:  Antony Bahr
                                       Title: VP

                                   SCHEDULE I

                               TO CREDIT AGREEMENT

                 LENDERS' COMMITMENTS AND ADDRESSES FOR NOTICES

                                Revolving Credit    A Term Loan    B Term Loan
Name/Address                        Commitment       Commitment     Commitment
------------                        ----------       ----------     ----------


Bank of Boston Connecticut         $6,890,630       20,932,621.35  $ 6,000,000
One Landmark Square
Suite 2002
Stamford, Connecticut 06901
Attn: Richard J. Klouda
Fax: 203.967-8169


Societe Generale                   $5,400,000      $19,187,500     $ 5,000,000
1221 Avenue of the Americas
New York, New York 10020
Attn: Erick Rinner
Fax: 212.278.6418


Sanwa Business Credit              $3,890,047      $13,957,346     $ 6,000,000
  Corporation
500 Glenpointe Center West
Teaneck, NJ  07666-6802
Attn:  Peter Skavla
Fax: 201.836.4744


Credit Lyonnais Cayman             $3,024,000      $10,850,000     $ 5,230,000
  Island Branch
c/o Credit Lyonnais New
  York Agency
1301 Avenue of the Americas
New York, NY  10019
Attn: C.J. Baldoni
Fax: 212.459.3176

Lehman Commercial Paper,           $1,493,918.10   $ 3,649,441.01       -0-
   Inc.
3 World Financial Center
New York, New York 10285
Attn: Dennis Dee
Fax: 212.528.0819


The Royal Bank of Scotland         $1,675,140      $ 6,010,340     $ 1,818,182
   plc
88 Pine Street, 26th Floor
New York, NY  10005
Attn: Derek Bonnar
Fax: 212.480.0791


Imperial Bank                      $1,872,643      $ 5,812,500     $ 2,328,000
9920 South LaCienga Blvd.
Suite 1015
Inglewood, CA  90301
Attn: Margo Gravin
Fax: 310.417.5997


Southern Pacific Thrift            $1,406,669      $ 4,659,575     $ 1,862,965
   and Loan Association
12300 Wilshire Boulevard
Suite 200
Los Angeles, CA  90025
Attn: Chris Kelleher
Fax: 310.207.4067


Mellon Bank, N.A.                       -0-        $ 5,000,000        -0-
Raritan Plaza 1, Raritan
Center Edison, NJ  08837
Attn: David W. Kaiser
Fax: 908.225.4820

Crescent Mach I Partners, L.P.          -0-        $ 1,239,147     $ 1,760,853
c/o TCW Asset Management Co.,
     as agent
200 Park Avenue, Suite 2200
New York, NY  10166
Attn: Justin L. Driscoll
Fax: 212.212.297.4159


Pennsylvania Life Insurance Company     -0-        $ 2,000,000         -0-
c/o TCW Asset Management Co.,
     as agent
200 Park Avenue, Suite 2200
New York, NY  10166
Attn: Justin L. Driscoll
Fax: 212.212.297.4159


CoBank ACB                         $1,346,954.40   $ 3,253,948.99     -0-
5500 South Quebec Street
Englewood, CO  80111
Attn: Antony Bahr
Fax: 303.740.4002


The First National Bank                 -0-        $ 9,677,419.35      -0-
 of Boston
100 Federal Street
Boston, MA  02110
Attn: Edward A. Hamilton
Fax: 617.434.0382

                   TOTAL:          $27,000,000     $96,875,000     $30,000,000

                           SCHEDULE 3.1(a) and 6.4(a)

                    List of Guarantees and Underlying Leases

1. Guarantee, dated May 6, 1987, in respect of the lease of premises located at 246 Main Street, Monroe, Connecticut, between David Bernard Sippin, Mark Bernard Sippin and Gary B. Sippin, d/b/a D.M.G. Enterprises, as Landlord, and Lloyd Home & Building Centers, Inc., as Tenant, dated March 11, 1987.

2. Guarantee in respect of the lease of premises located at Tucker Drive, Town of Poughkeepsie, Dutchess County, New York, between Thomas Espie and Betty Espie as Landlord and Lloyd Home & Building Centers, Inc., as Tenant, dated February 20, 1985.

3. Guarantee in respect of the lease of premises located at Route 9 and Osborn Hill Road, Town of Wappingers, Dutchess County, New York, between 22 Associates, a New York partnership, as Landlord and Lloyd Home & Building Centers, Inc., as Tenant, dated April 24, 1987.

4. Guarantee in respect of the lease of premises located at Route 22, Pawling, Dutchess County, New York, between Philip P. Buxbaum, Jr., as Landlord, and Dill Enterprises, Inc. ("Dill"), as Tenant, dated May 1, 1978; American Maize-Products Company ("AMPCo") as successor to Dill in connection with the acquisition of Dill by AMPCo; Inc. H. Swisher & Son, Inc. ("Swisher") as assignee upon assignment of the lease by AMPCo; Lloyd Home & Building Centers, Inc. ("Lloyd"), as assignee upon assignment of the lease by Swisher; and Fort Brewster Trading Post, Inc. as assignee upon assignment of the lease by Lloyd.

                                  SCHEDULE 3.6

                               MATERIAL LITIGATION

1. Sontag v. United States Tobacco, et al. (Helme), U.S. District Court, Western District of Louisiana, Lake Charles Division, Case No. CV96-0100

One or about December 18, 1995, an action was initiated by Arthur Sontag and his wife Beverly against U.S. Tobacco, Pinkerton, Conwood, Helme (Swisher) and various industry councils and distributors. The complaint's allegations are markedly similar to the Hammers complaint (since dismissed) and allege that nicotine is addictive, that the manufacturers manipulate levels of nicotine and that the manufacturers aim sales at minors The complaint alleges that Sontag used the products of all of the defendant manufacturers.

                                  SCHEDULE 3.8

                                  REAL PROPERTY

A.    Fee Properties

      1.    459 East 16th Street, Jacksonville, Florida
      2.    600 Haines Street, Waycross, Georgia
      3.    4 Maple Street, Helmetta, New Jersey
      4.    401 West Fulton Street, Edgerton, Wisconsin
      5.    423 North Prince Street, Lancaster, Pennsylvania
      6.    Route #40, West, Brookneal, Virginia
      7.    4th Campbell Road, Hopkinsville, Kentucky

B.    Leased Property

      1.    1405 East Ashley, Jacksonville, Florida
      2.    2100 Walnut Street, Jacksonville, Florida
      3.    560 Hecksher Drive, Jacksonville, Florida
      4.    451 North Drive, Hopkinsville, Kentucky
      5.    4115 Pembroke Road, Hopkinsville, Kentucky
      6.    40 West Lemon Street, Lancaster, Pennsylvania
      7.    417-419 North Prince Street, Lancaster, Pennsylvania
      8.    4000 Water Street, Wheeling, West Virginia

                                  Schedule 3.13
                             ERISA Reportable Events

                                      None

                             SCHEDULE 3.19(C)

                              FILING OFFICES

Property Location    Filing Office: Mortgage    Filing Office:     Additional
                            and UCC-2               UCC-1         Filing Office

Jacksonville,        Clerk of the Circuit       Secretary of
Florida              Court                      State
                     Duval County Clerk         Attn:  UCC
                     Attn:  Recording Dept.     Section
                     330 East Bay Street        409 East Gaines
                     Room 103                   Tallahassee, FL
                     Jacksonville, Fl  32202    32601
                     Phone:  604-630-2048

Wheeling, West       Chester Kloss              Secretary of
Virginia             City-County Bldg, 2nd      State
                     Fl.                        Attn:  UCC
                     1500 Chapline Street       Section
                     Wheeling, WV  26003        West Wing, Room
                                                131
                                                Charleston, WV
                                                25305

Helmetta, New        Clerk of Middlesex         Secretary of
Jersey               County                     State
                     Courthouse East Wing       Commercial
                     New Brunswick, NJ  06901   Recording
                                                820 Bear Tavern
                                                Road
                                                West Trenton,
                                                NJ  08628

Waycross, Georgia    Clerk of the Superior      Ware County
                     Court                      Attn:  UCC
                     Ware County                Section
                     P.O. Box 778               P.O. Box 776
                     Waycross, GA 31501-0776    Waycross, GA
                     Phone: 912-287-1340        31501-0776

Lancaster,           Recorder of Deeds          County Clerk      Office
Pennsylvania         Lancaster City             Lancaster City    Prothonotary
                     Courthouse                 Courthouse        Lancaster
                     50 North Duke Street       50 North Duke     Court
                     Lancaster, PA  17602       Street            Courthouse
                                                Lancaster, PA     50 North Duke
                                                17602             Street
                                                                  Lancaster, PA
                                                                  17602
Brookneal,           Clerk of the Circuit       Secretary of
Virginia             Court                      State
                     Courthouse                 Attn:  UCC
                     5 Main Street              Section
                     Halifax, VA  24558         1300 East Main
                                                Richmond, VA
                                                23291

Edgerton,            Register of Deeds          Secretary of
Wisconsin            Courthouse                 State
                     51 South Main Street       30 West Mifflin
                     Janesville, WI 53545       9th Floor
                                                Madison, WI
                                                53703

Hopkinsville,        Christian County Clerk     Secretary of
Kentucky             Courthouse                 State
                     511 South Main Street      Attn:  UCC
                     Hopkinsville, KY 42240     Section
                                                Capital Bldg,
                                                Room 79
                                                Frankfort, KY
                                                40602

Note: PA Requires Three (3) Filings for UCC's
(A)   Recorders Office
(B)   County Clerks Office
(C)   Prothonotary Office

                       Amendment, Affirmation and Consent

                             As of October 28, 1996

The Lenders (as defined below)
            and
Bank of Boston Connecticut, as Agent
One Landmark Square
Suite 2002
Stamford, CT 06901


Ladies and Gentlemen:

      We refer to the Second Amended and Restated Credit Agreement dated as of the date hereof among Swisher International, Inc., Swisher International Group Inc., formerly known as Royal American Holding Corporation, the several "Lenders" parties thereto, Bank of Boston Connecticut, as Administrative Agent, and Societe Generale, as Documentation Agent (the "Second Restated Credit Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Second Restated Credit Agreement. This Amendment, Affirmation and Consent is delivered to the Administrative Agent and the Lenders pursuant to Section 4.1(l) of the Second Restated Credit Agreement.

      By its signature below, each of the undersigned (i) acknowledges and consents to the Second Restated Credit Agreement, and the terms and conditions thereof, (ii) reaffirms the covenants and agreements contained in each Loan Document to which it is a party, including in each case, as such covenants and agreements may be modified by the Second Restated Credit Agreement and the transactions contemplated thereby, (iii) certifies that, as of the date hereof (both before and after giving effect to the effectiveness of the Second Restated Credit Agreement), the representations and warranties contained in the Loan Documents to which each of the undersigned is a party are true and correct with the same effect as if made on the date hereof except to the extent such representations or warranties relate to a date prior to the date hereof (in which case such representations and warranties were true and correct as of such earlier date), and (iv) confirms that each Loan Document to which it is a party is and shall continue to be in full force and effect and that the same are hereby ratified and confirmed in all respects.

      Each of the undersigned has caused this Amendment, Affirmation and Consent to be executed and delivered by its officer hereunto duly authorized as of the date first above written.

                                    SWISHER INTERNATIONAL GROUP INC.


                                    By /s/ Robert A. Britton
                                       ------------------------------
                                       Robert A. Britton
                                       Title:  Vice President


                                    SWISHER INTERNATIONAL, INC.


                                    By /s/ Robert A. Britton
                                       ------------------------------
                                       Robert A. Britton
                                       Title:  Vice President and Chief
                                    Financial
                                             Officer

                                    MARTIN BROTHERS INTERNATIONAL,
                                    INC.

                                    By /s/ Robert A. Britton
                                       ------------------------------
                                       Robert A. Britton
                                       Title:  Vice President

                                    SWISHER INTERNATIONAL FINANCE
                                   CORPORATION


                                    By /s/ Robert A. Britton
                                       ------------------------------
                                       Robert A. Britton
                                       Title:  Vice President